Exhibit 10.1

STOCK PURCHASE AGREEMENT

This Stock Purchase Agreement (the “Agreement”), dated as of the 29th day of October, 2007, by and among VCG Holding Company, a Colorado corporation (“VCG”), or their assigns (“Purchaser”), and Manana Entertainment, Inc., a Texas corporation d/b/a Jaguar’s Gold Club Dallas (hereinafter the “Business”), and Bryan S. Foster (hereinafter “Shareholder”).

WHEREAS, the Business operates an adult entertainment facility; and

WHEREAS, the Shareholder is the beneficial and record holder of all of the issued and outstanding Shares of Manana Entertainment, Inc. (the “Shares”) of the Business, and Purchaser desires to purchase the Shares subject to and upon the terms of this Agreement; and

WHEREAS, the Shareholder desires to sell and Purchaser desires to purchase the Shares of the Shareholder subject to and conditioned upon the terms of this Agreement; and

WHEREAS, the Purchaser desires to purchase the physical structure located on the land where the Business currently operates, and all contents thereto without the purchase of the physical land underneath the building, and Shareholder desires to sell the building and contents thereto; and

WHEREAS, the Purchaser desires to lease the ground underlying the building, and Shareholder is or will be the owner in fee simple of the land at the time of Closing.

NOW, THEREFORE, in consideration of the foregoing and mutual representations, warranties and covenants contained herein, the parties agree as follows:

ARTICLE I

Recitals

Section 1.1.                                   Recitals.   The Recitals above are an integral part of this Agreement and incorporated herein by reference as if copied verbatim.

ARTICLE II

Purchase and Sale

Section 2.1.                                   Purchase and Sale.   Purchaser shall purchase from Shareholder, and Shareholder shall sell and transfer to Purchaser, all of his right, title and interest in the Shares of the Business, the building where the Business is currently located, and the contents therein.

(INITIALED: BF, MO)

Section 2.2.                                   Purchase Price.   The total Purchase Price for the Shares shall be Three Million Five Hundred Twenty Thousand ($3,520,000.00) Dollars and Three Million ($3,000,000.00) Dollars shall be allocated for the purchase of the building now housing Jaguar’s Gold Club Dallas, and all contents contained therein, including Improvements, Fixtures, and Personal Property as shown on Schedule 3.1(a)(2), excluding the ground where the building is currently located, as evidenced by a Demand Note of even date herewith,  in the form of the Demand Note shown on Schedule 2.2 hereto, to become due and payable on the Effective Date, as described hereinbelow, and only upon Purchaser receiving the License from the City of Dallas pursuant to Dallas City Code, Section 41A-4, and Purchaser having the right to operate the Business.

Section 2.3.                                   Earnest Money.   One Hundred and Fifty Thousand ($150,000.00) Dollars has heretofore been placed in escrow for the closing of this transaction, and such escrow account shall be part of the Purchase Price herein described. In the event of breach of this Agreement solely on the part of Purchaser, the escrow funds shall be paid to Shareholder as satisfaction of any and all damages. If Agreement is terminated pursuant to Article 12 hereof, then all funds held in escrow shall be returned to Purchaser without claims, damages, or setoff.

Section 2.4.                                   Closing.   The closing of the purchase and sale of the Shares (the “Closing”) shall be held at a date and time to be agreed upon among the parties, at the offices of United Title at 4880 Long Prairie, Suite 200, Flower Mound, TX 75028, on or before October 29, 2007 at a time to be agreed upon between the parties (the “Closing Date”) at 2151 Manana Drive, Dallas, Texas.

Section 2.5                                      Effective Date.   The Effective Date shall be the date on which the Purchaser receives the License issued by the City of Dallas, Texas, as set forth in the Dallas City Code, Section 41A-4, giving Purchaser the right to operate the Business.

Section 2.6                                      Post Effective Date Settlement Agreement.   In addition to the Purchase Price set forth above, the parties agree to pay the sums in the manner set forth in the Post Effective Date Settlement Agreement set forth in Schedule 2.6.

ARTICLE III

Conditions Precedent

Section 3.1.                                   Deliveries of Information to Purchaser.    Shareholder upon the execution of this Agreement shall provide information to satisfy conditions precedent to Purchaser, which in its sole and absolute discretion shall evaluate and review the following information to determine the sufficiency and accuracy thereof, as set forth in the due diligence section as found in Article VII. Shareholder shall deliver unto Purchaser immediately upon execution of this Agreement, or prior to Closing, the following:

(INITIALED: BF, MO)

2

(a)                                  a Bill of Sale as shown on Schedule 3.1(a)(1) conveying all the interest in the Business (Shares) and a Bill of Sale for the building and improvements, including fixtures and personal property (Improvements, Fixtures and Personal Property) located at 2151 Manana, Dallas, Texas, as shown on Schedule 3.1(a)(2); and

(b)                                 all licenses and permits required for the operation of the Business as an adult entertainment business are current and in force with no actions pending for revocation, or adjudication; and

(c)                                  pending transactions shall have no adverse effect upon the lease of the premises or any contracts which may have been entered into by Shareholder with third parties or its customers;

(d)                                 that the Business is properly zoned as an adult entertainment facility at its present location, and there are currently no amendments or modifications to any law, rule, regulation, ordinance, statute, code or any court order by federal, state or local governmental agency, unit, division, or department relating to the operation of the Business;

(INITIALED: BF, MO)

(e)                                  documents necessary to assist Purchaser in applications and actually obtaining the necessary permits, licenses, and certificates for the ongoing operations of an adult entertainment business at the current location of Jaguar’s Gold Club Dallas;

(f)                                    documents necessary to establish the payoff of a certain contract for deed of the real property where Jaguar’s Gold Club Dallas is currently located, and prior to Closing a commitment for a title policy from a reputable title insurance company showing Shareholder as owner of the real property subject only to a payoff of the contract for deed, and a commitment to issue such title policy once Shareholder pays such contract for deed. The title policy shall show Shareholder as the sole owner of the real property in fee simple, with Purchaser as the owner of the building; and

(g)                                 as set forth in Schedule 5.9 hereto, a Ground Lease fully executed by authorized individuals for the land where the current Jaguar’s Gold Club Dallas is located.

ARTICLE IV

Documents at Closing

Section 4.1.                                   Deliveries of Individual Shareholder.    Shareholder at Closing shall deliver to Purchaser the following:

(a)                                  executed Bills of Sales as shown on Schedules 3.1(a)(1) and 3.1(a)(2);

(INITIALED: BF, MO)

3

(b)                                 all stock certificates, corporate minute books, stock transfer ledgers, and the seals (if any) of the Business, or in the alternative, a statement by the Shareholder that same are lost or do not exist, but that nothing contained therein in any way has or had any effect on the Shareholder’s ability and authority to perform under this Agreement or will or has a Material Adverse Effect on the Business as shown on Schedule 4.1(b);

(c)                                  resignations of the directors and officers of the Business, as shown on Schedule 4.1(c);

(d)                                 each of the certificates and documents necessary to satisfy the conditions and obligations of the transaction set out herein;

(e)                                  all books, records and accounts, liability policies, financial statements, audited or unaudited financial records, true and accurate copies of tax returns and other necessary documents held in the ordinary course of business for the Business;

(f)                                    documents necessary to establish the payoff of a certain contract for deed of the real property where Jaguar’s Gold Club Dallas is currently located, and prior to Closing a commitment for a title policy from a reputable title insurance company showing Shareholder as owner of the real property subject only to a payoff of the contract for deed, and a commitment to issue such title policy once Shareholder pays such contract for deed. The title policy shall show Shareholder as the sole owner of the real property in fee simple, with Purchaser as the owner of the building; and

(g)                                 a document committing Shareholder to assist in the transition of the Business for ninety (90) days following the Effective Date of the transaction contemplated hereby as shown on Schedule 4.1(g).

(h)                                 a ground lease executed by the owner as set forth in Schedule 5.9.

Section 4.2.                                   Deliveries of Purchaser.   Purchaser at Closing shall deliver to Shareholder the following:

(a)                                  the Note in accordance with the Purchase Price and the allocations set herein; and

(b)                                 an executed Ground Lease of certain real property where Business is operating as set forth in Schedule 5.9 herein.

(INITIALED: BF, MO)

4

ARTICLE V

Representation and Warranties of the Shareholder

The Shareholder represents and warrants to the Purchaser as follows:

Section 5.1.                                    Organization and Qualification.   The Business (i) is a corporation duly organized, validly existing and in good standing under the laws of the State of its organization, (ii) has the requisite corporate power to carry on its business as now being conducted, and (iii) is duly qualified as a corporation in good standing in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to be so qualified would not, individually or in the aggregate, have a Material Adverse Effect (as defined in Section 13.1(a)). The Business does not own, of record or beneficially, either directly or indirectly, any capital stock or other equity or ownership or proprietary interest in any business, and does not have any obligation to acquire such an interest.

Section 5.2.                                    Shareholder Authorization.   The execution, delivery and performance by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby are within the Shareholder’s power and has been duly authorized by all necessary action. This Agreement constitutes the valid and binding obligation of the Shareholder, and enforceable against the Shareholder in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws of general application affecting the enforcement of creditors’ rights generally.

Section 5.3.                                    Financial Data.   (a) The Shareholder has previously furnished to the Purchaser copies of the Business’ compiled balance sheets and related statements of income and cash flows along with existing applicable tax documents from all governmental entities, if any, beginning June 20, 2006 through September 2007,  as set forth in Schedule 5.3(a). In addition thereto, the Business shall cause to be furnished all compiled balance sheet and related statements of income for calendar year 2007 up to September 30, 2007, and within 30 days following Closing for the period ended on the Effective Date (collectively, the “Financial Statements”). The Financial Statements (i) are and will be complete and correct, (ii) do and will fairly present the financial condition of the Business as of the dates thereof and the results of operations and cash flows of the Business for the periods covered thereby, and (iii) have been and will be prepared in accordance with cash/tax accounting methods consistently applied. There has been no material adverse change in the operations or financial condition of the Business, taken as a whole, and no series of events have occurred that could reasonably be expected to have a Material Adverse Effect. All exceptions to the foregoing, if any, are fully disclosed in Schedule 5.3(c) hereto.

(b) There are no liabilities, debts, obligations or claims against the Business of any nature, absolute or contingent except (i) as and to the extent reflected or reserved against on the balance sheet of the Business as shown in the financial data contained in Schedule 5.3(a) (“Reference Financial Data”); (ii) as specifically described

(INITIALED: BF, MO)

5

and identified as an exception to this paragraph in any of the Schedules delivered to Purchaser pursuant to this Agreement or (iii) as incurred since the last date shown on the Reference Financial Data in the ordinary course of business consistent with prior practice. All exceptions to the foregoing, if any, are fully disclosed in Schedule 5.3(b) hereto.

Section 5.4.                                    Ownership of Shares.   All such issued and outstanding Shares have been duly authorized and issued, are fully paid and non-assessable, are free of preemptive rights, and will at the date of closing be owned of record and beneficially by the Shareholder. The Business does not have any outstanding options, warrants or similar rights to acquire, or any securities convertible into or exchangeable for, any of its Shares. Upon consummation of the transactions contemplated herein, the Purchaser will own the entire equity interest in the Business.

Section 5.5.                                    Consents and Approvals.   Except as set forth on Schedule 5.5 hereto, the execution, delivery and performance by the Shareholder of this Agreement and the consummation of the transactions contemplated hereby require no action by or in respect of, or any filing with or notice to, any governmental or regulatory body, agency or official which, if not obtained or made, would have a Material Adverse Effect. Except as set forth on Schedule 5.5, neither the execution, delivery and performance by the Shareholder of this Agreement, nor the consummation of the transactions contemplated hereby, will (a) violate, conflict with, or result in a breach of any provision of the articles of organization or operating agreement of the Business or of any applicable law, regulation, rule, order, judgment, decree or writ of any foreign, federal, state or local governmental or regulatory authority or body or court (collectively, “Law”) or (b) result in a default (or give rise to any penalty or give to any third party a right of termination, cancellation, acceleration or result in the creation of any material Encumbrance) under any of the terms, conditions or provisions of any Material Contract (as defined in Section 5.10) to which the Business is a party or by which it is bound, except for such violations, breaches or defaults which would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.6.                                    Litigation.   Except as set forth in Schedule 5.6 hereto, there are no claims, actions, suits, approvals, investigations, informal objections, complaints or proceedings pending against or affecting the Business before any court, arbiters or administrative, governmental or regulatory authority or body, or any of the Business or assets thereof, subject to any order, judgment, writ, injunction or decree, except for matters which would not, individually or in the aggregate, have a Material Adverse Effect. There are no claims, actions, suits, approvals, investigations, informal objections, complaints or proceedings pending against the Shareholder before any court arbiters, or administrative, governmental or regulatory authority or body, nor is the Shareholder subject to any order, judgment, writ, injunction or decree, for matters which will not prevent, materially delay or materially burden the transactions contemplated hereby.

Section 5.7.                                    Compliance with Law.   Except as set forth on Schedule 5.7 hereto, the Business is not in violation of any Law, except where any such violation would not, individually or in the aggregate, have a Material Adverse Effect. Except as

(INITIALED: BF, MO)

6

set forth on Schedule 5.7 the Business has all permits, approvals, licenses and franchises from governmental authorities required to conduct their business as now being conducted (collectively “Permits”), and is in compliance with all such Permits, except for such Permits the absence of which would not, individually or in the aggregate, have a Material Adverse Effect.

Section 5.8.                                   Tax Matters.   As of the date of organization and at all times thereafter, the Business has been and continues to be a corporation within the meaning of the Internal Revenue Code of 1986, as amended (the “Code”). Except as described on Schedule 5.8, the Business, as of the date hereof, has timely and accurately filed all federal, state, foreign and local tax returns and reports required to be filed by it prior to such date, and has timely and accurately paid or made adequate provision on its Financial Statements for all taxes shown to be owing thereon, and will continue to do so through the Effective Date. The Business has collected or withheld all amounts required to be collected or withheld by it for any taxes and all such amounts has been paid to the appropriate governmental agencies or reserved for future payment when due. There are, and on the Effective Date will be, no due and unpaid taxes, additions to tax, penalties, or interest payable by the Business or by any other entity that are or could become a lien on any asset, or otherwise adversely affect the business, properties or financial condition, of the Business. Unpaid taxes not yet due will be accrued on the Business’ books as of the Effective Date. The Business is in compliance with, and its records contain all information and documents necessary to comply with, all applicable information reporting and tax withholding requirements. The balance sheet contained in the Financial Statements fully and properly reflects, as of the date thereof, the liabilities of the Business for all accrued taxes, additions to tax, penalties and interest. The Business is not, nor will it become, subject to any additional taxes, interest, penalties or other similar charges as a result of filing or failing to file timely or accurately, as required by applicable law, any tax return or to pay timely any amount required to be paid with respect thereto, including, without limitation, any such taxes, interest, penalties or charges resulting from the obtaining of an extension of time to file any return or to pay any tax. No assessments or notices of deficiency or other communications have been received by the Business with respect to any such return. There are no agreements between the Business and any taxing authority, including, without limitation, the Internal Revenue Service, waiving or extending any statute of limitations with respect to any tax return, and it has not filed a consent under Section 341(f) of the Code. The Business is not required to include in income any amount for an adjustment pursuant to Section 481 of the Code. The Shareholder is not a “foreign person” for purposes of Section 1445 of the Code. None of the transactions contemplated hereby will result in any of the Business making or being required to make any “excess parachute payment” as that term is defined in § 280G of the Code. Purchaser hereby acknowledges that the 2006 tax return has yet to be filed, but Seller agrees that such tax return will be filed as soon as practicable after the Closing Date. Any taxes, interest and penalties due thereon for 2006 will be paid by Seller.

Section 5.9.                                     Real Property.   No real property is being transferred. The building (Improvements, Fixtures and Personal Property) which is currently occupied by the

(INITIALED: BF, MO)

7

facility known as Jaguar’s Gold Club Dallas, is being transferred, as stated herein. Shareholder warrants that he has the authority to enter into a ground lease for the real property, and the authority to execute such lease as shown in Schedule 5.9 attached hereto and incorporated by reference.

Section 5.10.                               Material Contracts.   Except as listed or described on Schedule 5.10 hereto, as of the date hereof, the Business is not a party to or bound by any written or oral leases, agreements, instruments, or other contracts or legally binding contractual commitments (“Contracts”) that are of a type described below (collectively, the “Material Contracts”):

(i) any collective bargaining arrangement with any labor union;

(ii) any Contract, singly or in the aggregate, for capital expenditures or the acquisition or construction of fixed assets in excess of $2500.00;

(iii) any Contract, singly or in the aggregate, for the purchase or sale of inventory, materials, supplies, merchandise, machinery, equipment, parts or other property, assets, or services requiring aggregate future payments in excess of $2500.00 (other than standard inventory purchase orders executed in the ordinary course of business);

(iv) any Contract relating to the borrowing of money or the guaranty of another person’s borrowing of money;

(v) any Contract granting any person a lien on all or any part of assets;

(vi) any Contract granting to any person a first refusal, first offer or similar preferential right to purchase or acquire any of its assets;

(vii) any Contract under which the Business is (A) a lessee or sublessee of any machinery, equipment, vehicle (including fleet equipment) or other tangible personal property, or (B) a lessor of any property, in either case having an original value in excess of $2500.00;

(viii) any Contract limiting, restricting or prohibiting it from conducting business anywhere in the United States or elsewhere in the world or any Contract limiting the freedom of the Business to engage in any line of business or to compete with any other Person;

(ix) any joint venture or partnership Contract;

(x) Contracts, singly or in the aggregate, requiring future payments of $2500.00 or more that require the consent of the other party thereto in connection with the transactions contemplated hereby; and

(INITIALED: BF, MO)

8

(xi) any material employment Contract with any employee.

The Shareholder has made available to the Purchaser a true and complete copy of each written Material Contract, including all amendments or other modifications thereto. Except as set forth on Schedules 5.9 and 5.10 hereto, each Material Contract is a valid and binding obligation of each party thereto, enforceable in accordance with its terms, subject only to bankruptcy, reorganization, receivership and other laws affecting creditors’ rights generally. Except as set forth on Schedules 5.9 and 5.10 hereto, the Business has performed all obligations required to be performed by it under the Material Contracts and the Business is not in breach or default thereunder.

Section 5.11.          Personal Property.   Except as set forth on Schedule 5.11 hereto, the Business has good and marketable title to the assets reflected on its books and records as owned by it (other than real property) free and clear of all Encumbrances other than Permitted Liens.

Section 5.12.          Environmental Safety Matters. Except as shown on Schedule 5.12, as of the Effective Date, Seller is not in receipt of any notice from a governmental entity regarding environmental claims with respect to the Property located at 2151 Manana Drive, Dallas, Texas, and has no personal knowledge of any negative environmental issues.

Section 5.13.          Employee Relations.   Except as set forth on Schedule 5.13 hereto, within the last two years, the Business has not experienced any strike, picketing, boycott, work stoppage or slowdown or other labor dispute, nor is any such event or any organizing effort threatened against it. Except as set forth on Schedule 5.13 hereto, there is no pending charge or complaint of unfair labor practice, employment discrimination or similar matters against the Business relating to the employment of labor.

Section 5.14.          Business Insurance.   The Business has no insurance in force on or before the Closing. The risk of loss will not pass to the Purchaser until the Effective Date.

Section 5.15.          Absence of Changes.   The Business has not, except as specifically disclosed on Schedule 5.15 attached hereto:

5.15.1. except as set forth in Schedule 5.15, transferred, assigned or conveyed any of its assets or business or entered into any transaction or incurred any liability or obligation, other than in the ordinary course of its business and consistent with past practice;

5.15.2. suffered any adverse change in its business, operations, or financial condition of the Business or become aware of any event which may result in any such adverse change, the effect of which has had or could have a Material Adverse Effect;

(INITIALED: BF, MO)

9

5.15.3. written off as uncollectible any notes or accounts receivable or any portion thereof, other than in the ordinary course of business;

5.15.4. suffered any destruction, damage or loss to property (casualty or other), whether or not covered by insurance;

5.15.5. suffered, permitted or incurred the imposition of any lien, charge, encumbrance (which as used herein includes, without limitation, any mortgage, deed of trust, conveyance to secure debt or security interest) or claim upon any of its assets, except for any current year lien with respect to personal taxes not yet past due;

5.15.6. committed, suffered, permitted or incurred any default in any material liability or obligation;

5.15.7. made or agreed to any material adverse change in the terms of any contract or instrument to which it is a party;

5.15.8. waived, canceled, sold or otherwise disposed of, for less than the face amount thereof, any material claim or right it has against others;

5.15.9. (a) disposed of or permitted to lapse, or otherwise failed to preserve then existing exclusive rights, if any, of the Business to use any (i) patent, trademark, trademark registration, logo, assumed name, trade name, copyright or copyright registration, or (ii) any patent, trademark, trade name or copyright application, (b) disposed of or permitted to lapse any license, permit or other form of authorization, or any trade name, or (c) disposed of or disclosed to any Person any trade secret, formula or process;

5.15.10. made any change in any method of accounting or accounting practice;

5.15.11. except as set forth in Schedule 5.15 declared, promised or made any distribution or other payment to the Shareholder (other than compensation payable in the ordinary course to employees of the Business consistent with past practice), or issued any additional Shares or rights, options or calls with respect to its Shares, or redeemed, purchased or otherwise acquired any of its Shares, or made any change whatsoever in its capital structure;

5.15.12. increased or changed, or agreed to increase or change, its obligation for any payment for, any contribution or other amount to, or with respect to, any employee benefit plan, or paid any bonus to, or granted any increase in the compensation of, its directors, officers, agents or employees, or made any increase in the pension, retirement or other benefits of its directors, officers, agents or other employees;

5.15.13. except as set forth in the Schedules hereto, paid, loaned or advanced any amount to or in respect of, or sold, transferred or leased any properties or assets (whether real, personal, mixed, tangible or intangible) to, or entered into any agreement, arrangement or transaction with, the Shareholder, any of the officers or

(INITIALED: BF, MO)

10

directors of the Business, or any affiliate or associate of any of them, or any business or entity in which the Shareholder or the Business or any affiliate or associate of any of them has any direct or indirect interest, except for compensation to the officers and employees of the Business, or the Shareholder;

5.15.14. committed, suffered, permitted or incurred any transaction or event which would increase its tax liability for any prior taxable year;

5.15.15. except for the Leases, entered into any lease of real property or material lease of personal property;

5.15.16. except as set forth in Schedule 5.3(a) or 5.3(b) incurred any other liability or obligation or entered into any transaction other than in the ordinary course of business;

5.15.17. terminated or amended or suffered the termination or amendment of, or failed to perform in all material respects all of its obligations or suffered or permitted any default to exist under any contract, lease, agreement or license;

5.15.18. received any notices that any supplier or customer has taken or contemplates any steps which could materially and adversely disrupt the business relationship of the Business with said supplier or customer; or

5.15.19. agreed, whether in writing or otherwise, to take any action described in this Section 5.15.

Section 5.16.          Independent Contractors.    The Business has heretofore utilized independent contractors to work as entertainers/dancers in the facility known as Jaguar’s Gold Club Dallas. Shareholder hereby warrants that he has continually treated the entertainers/dancers as independent contractors, and has complied hereto with all applicable federal and Texas laws concerning those independent contractors, and shall do so up until the Effective Date.

Section 5.17.          Broker.    Shareholder hereby warrants that no broker, finder, or investment banker is entitled to any brokerage, finders or other fee of commission in connection with the transaction contemplated by this Agreement based upon arrangements made by or on behalf of the Shareholder.

Section 5.18.          Limitation on Representations and Warranties.    The representations and warranties set forth in Sections 5.6, 5.7, and 5.13 shall be limited to the best of Shareholder’s knowledge, provided, however, that should there be a breach of any of said sections that occurred prior to the Effective Date which arise within two (2) years after the Effective Date, the Shareholder shall be solely responsible for any damages to Purchaser as a result of said breach and will indemnify and hold harmless Purchaser. Sections 5.8 and 5.12 shall also be limited to the best of Shareholder’s knowledge, but shall not be subject to the two (2) year termination of liability as set forth above as to a breach which occurred prior to the Effective Date.

(INITIALED: BF, MO)

11

ARTICLE VI

Representations and Warranties of Purchaser

Purchaser represents and warrants to the Business and Shareholder as follows:

Section 6.1.                                   Organization and Qualification.    Purchaser is a corporation or other legal entity duly formed, validly existing and in good standing under the laws of the State of Colorado or other state. The Purchaser has the requisite corporate power to execute and deliver this Agreement and to carry-out the transactions contemplated hereby. If necessary, the Purchaser is duly qualified as a foreign corporation in good standing in each jurisdiction in which the conduct of its business requires such qualification, except where the failure to be so qualified would not prevent or materially delay consummation of the transactions contemplated hereby.

Section 6.2.                                    Authorization.   The execution, delivery and performance by the Purchaser of this Agreement and the transactions contemplated hereby are within the powers of the Purchaser and have been duly authorized by all necessary action. This Agreement constitutes a valid and binding obligation of the Purchaser, enforceable against the Purchaser in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws of general application affecting the enforcement of creditors’ rights generally.

Section 6.3.                                    Consents and Approvals.    The execution, delivery and performance by the Purchaser of this Agreement and the consummation of the transactions contemplated hereby have been duly approved by VCG, its board of directors, and those individuals executing this Agreement shall have all necessary authority for the action therein taken. VCG has or will notify all required regulatory bodies, or governmental agencies, as needed, of the transaction contemplated hereby. Neither the execution, delivery and performance by the Purchaser of this Agreement, nor the consummation by the Purchaser of the transactions contemplated hereby, will (a) violate, conflict with, or result in a breach of. any provision of the charter or bylaws of the Purchaser or (b) result in a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, license, franchise, permit, lease, agreement or other instrument or obligation to which the Purchaser are a party, or by which its properties or assets may be bound, except for such violations, breaches or defaults which would not prevent or materially delay consummation of the transactions contemplated hereby.

ARTICLE VII

Due Diligence

Section 7.1.                                   Shareholder’s documents.    Prior to the execution hereof, Shareholder shall have produced for inspection and review the Business records beginning as of June 20, 2006 through September 2007 (the “Confidential Records”) for

(INITIALED: BF, MO)

12

the inspection by Purchaser, along with a copy of any items to be included on any or all of the Schedules which are a part of this Agreement. Purchaser hereby acknowledges that the due diligence has been completed as required as of the Closing Date and the execution of this Agreement shall indicate Purchaser’s acceptance of this Agreement and the completion of the due diligence required herein.

Section 7.2.                                   Covenant of Cooperation.    Shareholder or its employees and agents, has fully and accurately cooperated with Purchaser in all aspects of their inquiry during this due diligence phase.

ARTICLE VIII

Covenants

Section 8.1.                                    Future Assurances.   Shareholder herein shall continue to work with Purchaser to consummate the transaction herein, and Shareholder covenants to execute all reasonably required documents, as may be determined from time to time in the sole and absolute discretion of Purchaser, and work with Purchaser for the acquisition of all necessary licenses, permits, or certificates which may be required by any and all governmental entities.

Section 8.2.                                    Personnel of Purchaser.    Upon execution hereof, Shareholder shall allow an individual designated by Purchaser to immediately be placed into the operating facility of Jaguar’s Gold Club Dallas for an inspection of the day-to-day operation of the Business, including but not limited to accountings, business operations, cash management, and other day-to-day material aspects of the Business. Shareholder hereby covenants that the individual so designated by Purchaser shall have full and open opportunity to observe every aspect of the operations of the Business, and shall cooperate with that individual in providing reasonably requested information, documents, personnel, and other vital elements of the day-to-day operations of the Business.

Section 8.3.                                    Conduct of Business.    Except as contemplated by this Agreement or otherwise consented to in writing by the Purchaser, during the period from the date of this Agreement to the Effective Date, the Business shall, and the Shareholder shall cause the Business to, conduct their business in the ordinary course of business of the Business consistent with past practice, all as may be required to carry on the business in the ordinary course of the Business consistent with past practice, and the Business will not intentionally take any actions that could reasonably be expected to have a Material Adverse Effect. Without limiting the generality of the foregoing, and except as otherwise expressly provided in this Agreement, prior to the Effective Date, the Business will not and Shareholder will not permit the Business to, without the prior written consent of the Purchaser:

(i) sell, pledge, dispose of or encumber its assets, except for sales of inventory and sales of obsolete assets and assets concurrently replaced with similar assets, in each case in the ordinary course of its business;

(INITIALED: BF, MO)

13

(ii) except as otherwise required by law or by any existing employee benefit plan, arrangement or agreement, materially increase the compensation or benefits payable to any employee of the Business or enter into, adopt, amend or terminate any employee benefit plan or any material employment agreement;

(iii) declare or make any dividends or other distributions on the Common Stock, or repurchase or otherwise reacquire for value any Shares of Common Stock;

(iv) issue any Shares of capital stock, or any warrants, options or other rights to purchase or acquire any capital stock;

(v) incur any indebtedness for borrowed money other than borrowings for working capital purposes under existing credit facilities in the ordinary course of business;

(vi) amend any tax return, change any method of tax accounting, make any elections that have any effect on any tax return, file for or make any refund claims relating to any tax or any tax return or settle any issues arising in any tax audit or contest.

(vii) other than in the ordinary course of business, enter into any Material Contract (including without limitation, any arrangement with any governmental body) or any amendment, cancellation or termination of any Material Contract, including without limitation any Contract with any governmental body or agency, or take any action impairing its rights under any Material Contract or take, or fail to take, any action that constitutes a material breach or default under any Material Contract;

(viii) amend or propose to amend the charter or bylaws of any of the Business; or

(ix) agree to do any of the foregoing.

Section 8.4.                                    Filings.    The Business, Purchaser and the Shareholder shall exercise reasonable best efforts to take or cause to be taken all actions, and to do or cause to be done all things necessary, proper or advisable under applicable laws to consummate and make effective, as soon as reasonably practicable, the transactions contemplated hereby. Without limiting the generality of the foregoing, each of the Business, Shareholder and the Purchaser (a) shall make all required filings with or applications to governmental bodies and other regulatory authorities no later than five business days after the execution of this Agreement, and (b) shall exercise reasonable best efforts to (1) obtain all necessary waivers, consents and approvals from other parties to Material Contracts as identified by the Purchaser and set forth on Schedules 5.9 and 5.10 and to oppose, lift or rescind any injunction or restraining order or other order adversely

(INITIALED: BF, MO)

14

affecting the ability of the parties to consummate the transactions contemplated hereby, and (2) otherwise fulfill all conditions to this Agreement.

Section 8.5.                                     Notification of Certain Matters.    The Business shall give prompt written notice to the Purchaser of (i) the occurrence, or failure to occur, of any event or existence of any condition that has caused or could reasonably be expected to cause any representation or warranty of the Business or Shareholder contained in this Agreement to be untrue or inaccurate in any material respect at any time after the date of this Agreement, up to and including the Effective Date, and (ii) any failure of the Business or Shareholder to comply with or satisfy, in any respect, any material covenant, condition or agreement to be complied with or satisfied under this Agreement.

Section 8.6.                                    Covenant Not to Compete.    At the Closing, the Shareholder and Richard Richardson shall enter into a Covenant Not to Compete Agreement as contained in the form of Schedules 8.6(a) and 8.6(b) hereto.

Section 8.7.                                    Employee Benefits.    There are no disputes, issues or claims relating to any Employee Benefits, including any such disputes, issues, or claims by any employee or by the Internal Revenue Service, any administrator or agent. All benefits are in full compliance with all regulations, rules, laws, statutes, agreements and federal state and local regulatory authorities. All Employee Benefits have been fully funded, or shall be fully funded prior to the date of Closing, or will be pro rated to the date of Closing.

Section 8.8.                                    Certain Income Tax Matters.

(a) Shareholder shall pay or make provisions for offset or recoupment to Purchaser for all income and other tax liability as a result of the Business operations to any governing authority on or prior to the Effective Date. Shareholder shall prepare or cause to be prepared all tax computations for such taxes due on or before the Effective Date, and the amount of such taxes due shall be paid by Shareholder either by direct payment to the Department of Revenue, and proof of payment thereof, direct payment to Purchaser therefore, or offset in adjustment of the Purchase Price by the Purchaser. Shareholder warrants that the tax computations will be accurate and complete and, subject to Section 5.8 hereof, shall be responsible for all taxes, penalties and interest due on all such taxes as of the Effective Date. The Shareholder shall prepare and cause to be filed all income tax returns for the Business for the Business’ taxable years ending as of the end of the Effective Date. The Purchaser shall be responsible for the preparation and filing of all income tax returns and the payment of all income and other tax liabilities of the Business for the Business’ taxable periods beginning the day after the Effective Date and subsequent periods. Each party agrees to indemnify the other against any liability for federal income taxes payable by the indemnifying party as a result of any portion of the Business’ income allocable to the indemnifying party.

(b) The Shareholder agrees to cooperate with the Purchaser, and the Purchaser agrees to cooperate (and cause the Business to cooperate) with the Shareholder, to the extent necessary in connection with the filing of any tax return or

(INITIALED: BF, MO)

15

similar document relating to the Purchaser’s acquisition of the Business. Each such tax return shall be based on the same tax accounting methods and elections as used for the Business’ taxable years immediately preceding the year of such return, except as otherwise required by law or as agreed upon by the Purchaser and the Shareholder. A photocopy of each such tax return shall be furnished to the Purchaser at least 30 days before the due date (including any extensions) for filing the tax return. If the Purchaser disagrees with the amount or treatment of any item on any such return, the Purchaser shall notify the Shareholder, and the Purchaser and the Seller shall proceed in good faith to resolve any dispute regarding the return before the due date.

Section 8.9.                                   Disbursing Agent.    The parties agree the closing funds will be disbursed through the trust or escrow account of United Title, 4880 Long Prairie, Suite 200, Flower Mount, TX 75028, Linda Miller, Branch Manager.

Section 8.10.                             Payment of Contracts for Deeds. Shareholder has heretofore entered into contracts for deeds for the real property where Jaguar’s Gold Club Dallas. Shareholder hereby covenants that he shall upon, at the date and time of the Effective Date, take all necessary actions to insure immediate payment in full of the deeds of contract to acquire the real property in fee simple no later than the date of Effective Date, and obtain a title policy showing the owner as owner in fee simple of the real property, and Purchaser as owner of the structures thereon.

Section 8.11.                             Cash and Inventory at Closing.    The Shareholder hereby covenants, that the Business shall pay all accounts payable up to the Effective Date that have been incurred prior to the Effective Date in the operations of the Business. The Shareholder covenants to have cash on hand sufficient to pay all outstanding checks issued prior to the Effective Date without the right of attachment, setoff, or other encumbrances leaving a net amount as of the date of the Effective Date of no less than $12,000.00 available to Purchaser.

(a)                                  Inventory.   Business and Shareholder hereby covenant to have on hand in Inventory based on prior usage, or on schedules, at least three (3) weeks of food and beverage and other operating supplies necessary for Purchaser to acquire and operate the Business for three (3) consecutive weeks without the necessity of re-ordering those items from the Effective Date.

Section 8.12.                             Public Announcements.    The Shareholder hereby covenants that he shall not issue any press release or otherwise making any public statement with respect to this Agreement, or the transactions contemplated hereby. Shareholder covenants that he shall not object, and accept Purchaser has certain mandated regulated announcements which must be made, and covenant that it shall be allowed to make all necessary press releases, statements, or other such comments as required by law, rule or regulation without consultation and restriction.

(INITIALED: BF, MO)

16

Section 8.13.                             Representations, Warranties, and Covenants.    The representations, warranties and covenants contained herein shall survive the Closing Date as follows:

(i)                                     Sections 5.1, 5.2, 5.4 and 5.9 and Article VIII without limitation.

(ii)                                  Sections 5.3, 5.5, 5.6., 5.7, 5.10, 5.11, 5.13, 5.14, 5.15, 5.16 and 5.17 for a period of two (2) years after the Effective Date.

(iii)                               Sections 5.8 and 5.12 without limitation only subject to the statute of limitations for said items.

Section 8.14.                             Joint and Several Liability.    The Shareholder herein agrees that the covenants, representations and warranties made in this section and previous sections of this Agreement, shall be joint and several liabilities against the Shareholder (if more than one) for any breach of such covenant, representation, or warranty.

Section 8.15.                             Consents and Approvals.   The Shareholder shall obtain any waiver, consent, or approval as may be required in order to consummate the transactions contemplated by this Agreement, or that may be required by any agreement, lease, instrument, arrangement, judgment, decree, order or license to which such Shareholder is a party or subject to up to the Effective Date, which would prohibit, or require the waiver, consent or approval of any Person to such transaction or under which, without such waiver, consent or approval, such transaction would constitute an occurrence of default under the provisions thereof, result in the acceleration of any obligation thereunder, or give rise to a right of any party thereto to terminate its obligations thereunder.

Section 8.16.                             Authority and Status.   Each Shareholder shall obtain full capacity, power and authority to execute and deliver this Agreement (if necessary), to perform hereunder, and to consummate the transactions contemplated hereby without the necessity of any act or consent of any other Person whomsoever. The execution, delivery and performance by each Shareholder of this Agreement and each and every agreement, document and instrument provided for herein to be executed and delivered by such Shareholder have been duly authorized and approved by each Shareholder. This Agreement and each and every agreement, document and instrument to be executed, delivered and performed by a Shareholder in connection herewith constitutes or will, when executed and delivered, constitute the legal, valid and binding obligation of each Shareholder, enforceable against each Shareholder in accordance with their respective terms, except as enforceability may be limited by applicable equitable principles or by bankruptcy, insolvency, reorganization, moratorium, or similar laws from time to time in effect affecting the enforcement of creditors’ rights generally.

Section 8.17.                             Ownership of Shares.   The outstanding Share of the Business shall be beneficially owned, and of record by the Effective Date of those individuals and entities as shown on Schedule 8.17 hereto, and such Shares shall be at the time of the Effective Date free and clear of all liens, claims, charges and encumbrances of any kind

(INITIALED: BF, MO)

17

or nature whatsoever, and at such time the authorization of no other Person or entity will be required in order to consummate the transactions contemplated herein.

Section 8.18.                             Certain Payments.   The Shareholder shall not, nor shall its officers, employees, agents and affiliates directly or indirectly be given or agree to be given or solicit or receive any gift, rebate or similar benefit to any customer, supplier, governmental employee or other Person which might subject the Business to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (i) if not given in the past might have had an adverse effect on the assets, business or operation of the Business, or (ii) if not continued in the future might adversely affect the assets, business, operations or prospects of the Business.

Section 8.19.                              Litigation.   Shareholder shall give notice of any suit, action, proceeding, claim or investigation which it shall become aware of prior to Closing, affecting any Shareholder that if pursued and/or resulting in a judgment or decision against such Shareholder would have a material and adverse affect on the assets, business, goodwill or financial condition of the Business up to the date of the Effective Date.

Section 8.20.                              Transition Period.    Shareholder hereby covenants that he shall from the Effective Date and for ninety (90) consecutive days thereafter assist Purchaser in every reasonable manner in the transition of the day-to-day operations of the Business. The assistance shall include, but not limited to, physical presence at the Business facility, and good faith activities including phone calls, face to face meetings, and other such activities to assist Purchaser in the transition for ninety (90) days immediately after the Effective Date in accordance with Schedule 4.1(g).

Section 8.21.                              Use of Jaguar’s Gold Club Name.    Shareholder hereby covenants that the Purchaser shall be allowed to have unlimited use of the name Jaguar’s Gold Club provided, however, Shareholder shall have the right to terminate such use with sixty (60) days notice. In the event Purchaser shall be sued as a result of the use of the name after the Effective Date, Purchaser shall be solely responsible for the defense, consequences, and damages and the right and be entitled to any awards of any such suit; and the Shareholder shall not be required to indemnify or hold harmless Purchaser for such suit.

ARTICLE IX

Indemnification by Shareholder

Section 9.1.                                   Indemnification by Shareholder.    Shareholder hereby agrees to defend, indemnify and hold harmless Purchaser, the Business, and the respective successors, assigns and affiliates of the foregoing entities (collectively, the “Purchaser Indemnitees”) from and against any and all losses, diminish in value, liabilities, damages, assessments, judgments, costs and expenses, including reasonable attorneys’ fees (both those incurred in connection with the defense or prosecution of an indemnifiable claim

(INITIALED: BF, MO)

18

and those incurred in connection with the enforcement of this provision) (collectively, “Purchaser Losses”), caused by, or resulting from or in any way arising out of:

(a) (i) breaches of representations or warranties hereunder on the part of Shareholder; and (ii) failure by Shareholder to perform or otherwise fulfill any undertaking or other agreement or obligation hereunder;

(b) claims occurring on or prior to the Effective Date as a result of, directly or indirectly, the sale of any product, performance, or services, by the Company on or before the Effective Date, or any other claim asserted against Purchaser or the Business arising from any action or inaction of Shareholder or the Business on or before the Effective Date.

(c) (i) any and all taxes imposed on Shareholder or any Affiliate of Shareholder (including, without limitation, the Business) for, or relating to, any taxable periods commencing before the Effective Date, including, but not limited to, (a) any liability of the Companies under any tax sharing agreement, whether or not written; and (b) any tax liability resulting from the termination, as of the Effective Date, of the Business as a Shareholder of any consolidated, affiliated, combined, unitary or other similar tax group and (ii) liabilities of the Business or Shareholder as a result of prior filings of tax returns of federal, state, local, or any other tax subdivision thereof, heretofore filed by the Business prior to the Effective Date; and

(d) any and all actions, suits, proceedings, claims or demands incident to any of the foregoing for such indemnification.

Section 9.2.                                    Ongoing Lease Obligation/Offset.    (a)  In addition hereto, and not as an exclusive remedy, any sums, claims or demands which give rise to indemnification may be satisfied by Purchaser by way of setoff of rental obligations referred to in Section 5.9 as limited by and more particularly described in the Ground Lease therein referenced and incorporated herein by reference, provided, however, that the Shareholder may after the running of the statute of limitations has expired for the representations set forth in Section 5.8 and 8.8 as limited by Section 8.13(iii) without their being a claim of breach of Section 5.8 or 8.8, elect to place the sum of $500,000.00 in an escrow account as described in Section (b) below in lieu of the right to offset granted herein. If the Shareholder shall so elect, the Purchaser’s right of offset against the Ground Lease referred to in Section 5.9 shall be terminated.

(b) The escrow account described in (a) above shall be held by the Purchaser in an interest-bearing demand account with a United States Bank insured by the FDIC with capital excess of $100,000,000.00. The Purchaser shall be the only signature required to withdraw funds from said escrow account, but only for any event which gives the Purchaser the right of offset as set forth in this Section 9.2. Interest on said account shall be payable at least quarterly to the Shareholder. Any remaining balance in said escrow account at the termination of the Lease shall be paid over to the Shareholder.

(INITIALED: BF, MO)

19

ARTICLE X

Indemnification by Purchaser

Section 10.1.                             Indemnification by Purchaser.    Purchaser hereby agrees to defend, indemnify and hold harmless Shareholder or his successors and assigns (collectively, “Shareholder Indemnitees”) from and against any and all losses, damages, assessments, judgments, costs and expenses, including reasonable attorneys’ fees, resulting from or arising out of:

(a) (i) breaches of representations and warranties under any part of the Agreement; and (ii) failure by Purchaser to perform or otherwise fulfill any undertaking or agreement or obligation hereunder;

(b) claims occurring after the Effective Date as a result of, directly or indirectly, the sale or service to the public at large by the Business arising or occurring after the Effective Date.

(c)  claims occurring after the Effective Date for its brokers fees or commissions incurred as a result of the transaction herein contemplated.

ARTICLE XI

Conditions of the Effective Date

Section 11.1.                             Conditions to Each Party’s Obligation.    The respective obligations of each party to effect the transactions contemplated hereby are subject to the satisfaction or waiver prior to the Effective Date of the following conditions:

(a) No Legal Prohibition. No statute, rule, regulation or order shall be enacted, promulgated, entered or enforced by any court or governmental authority which would prohibit consummation by or the ongoing business operation of an adult cabaret upon the Property.

(b) No Injunction. Such party shall not be prohibited by any order, ruling, consent, decree, judgment or injunction of a court or regulatory agency of competent jurisdiction from consummating the transactions contemplated hereby.

Section 11.2                                Conditions to Obligation of the Purchaser. The obligation of the Purchaser to effect the transactions contemplated hereby shall be subject to the satisfaction or waiver, prior to or at the Effective Date, of the following conditions:

(a) Representations and Covenants. Except as expressly contemplated by this Agreement, the representations and warranties of the Shareholder contained in this Agreement shall be true and correct on and as of the Effective Date with the same force and effect as though made on and as of the Effective Date, except for such breaches of representations and warranties as, individually or in the aggregate, do not have a Material Adverse Effect. The Shareholder shall have performed and complied in all material

(INITIALED: BF, MO)

20

respects with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to the Effective Date.

(b) Approvals. All governmental and third-party approvals, consents, permits or waivers set forth on Schedules 5.5 shall have been obtained.

(c) Shareholder Agreements. All agreements of the Shareholder with any Shareholder or any relative of the Shareholder shall have been canceled, or shall be canceled effective as of the Effective Date, with no payment or cost of any nature to the Shareholder.

(d) Covenant Not to Compete and Non-Disclosure Agreement. At the Closing, Shareholder and Richard Richardson shall execute and deliver a Covenant Not to Compete and a Non-Disclosure Agreement contained in Schedule 8.6(a) and 8.6(b) hereto, to be effective as of the Effective Date.

(e) Officer’s Certificate. The Shareholder and the President of the Business shall have delivered a certificate substantially in the form of Schedule 11.2(e) hereto.

(f) Secretary’s Certificate. The Secretary of the Business shall have delivered a certificate substantially in the form of Schedule 11.2(f) hereto.

(g) Absence of Adverse Changes. Since the date of the Reference Balance Sheet:

(I) The Business shall not have suffered any change in its financial condition, business, prospects, property or assets which, either singularly or in the aggregate, constitutes a Material Adverse Effect; and

(II) the Business and the Shareholder shall not have permitted or suffered to occur any transaction or event which will materially adversely affect the transaction herein contemplated in the sole and absolute discretion of the Purchaser.

(h) Two Title Policies. Premises is paid in full and policies issued as set forth in 3.1(f) and 4.1(f).

ARTICLE XII

Termination

Section 12.1                                Termination.    This Agreement may be terminated at any time prior to the Closing:

(a) By mutual written consent of the Purchaser and Shareholder.

(b) In writing by the Purchaser if prior to the Effective Date the Business or Shareholder fail to perform in any material respect any of their obligations under this

(INITIALED: BF, MO)

21

Agreement or the Company or Shareholder have breached in any material respect any of their representations or warranties, and such failure or breach has not been cured within five (5) days after receipt of written notice of such failure or breach by the Purchaser.

(c) In writing by the Purchaser if Purchaser is unable to acquire, in a satisfactory manner as determined by Purchaser in its sole and absolute discretion, any governmental authority, permits, licenses, of use and occupancy certificates or any governmental permission as may be required by law prior to the Effective Date.

Section 12.2                                 Effect of Termination.    In the event of termination of this Agreement by the Purchaser or Shareholder as provided in Section 12.1 hereof, all obligations of the parties under this Agreement shall terminate without liability of any party to any other party. All funds, escrow, and/or deposits heretofore paid by Purchaser shall be returned without offset, claims or demands.

ARTICLE XIII

General Provisions

Section 13.1                                Rules of Construction.

(a) Material Adverse Effect. For purposes of this Agreement, a “Material Adverse Effect” shall mean a material adverse effect on the financial condition, assets, liabilities (contingent or otherwise), result of operations, business or prospects of the Company /taken as a whole, or on the Company and the Shareholder’s ability to consummate the transactions contemplated by this Agreement. For purposes hereof, an adverse effect on the financial condition, assets, liabilities (contingent or otherwise), results of operations, business or prospects of the Company which has resulted or could reasonably be expected to result individually or in the aggregate in Losses of $25,000.00 shall be deemed a Material Adverse Effect.

(b) Knowledge. The Shareholder and officers of the Company have made reasonable inquiry to obtain full knowledge of any and all material matters referred to in this agreement.

(c) Schedules. Any matter disclosed on any of the schedules attached hereto for any purpose of this Agreement shall be deemed to be disclosed on each of the schedules.

(d) Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

(e) Severability. If any provision of this Agreement, or the application thereof to any person, place or circumstance, shall be held by a court of competent jurisdiction to be illegal, invalid, unenforceable or void, then such provision shall be enforced to the extent that it is not illegal, invalid, unenforceable or void, and the

(INITIALED: BF, MO)

22

remainder of this Agreement, as well as such provision as applied to other persons, places or circumstances, shall remain in full force and effect.

Section 13.2.                             Survival.    All representations and warranties shall survive as provided in Section 8.13 hereof.

Section 13.3.                             Notices.    All notices, demands, or other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given or delivered when (i) delivered personally, (ii) sent by certified mail, return receipt requested or (iii) sent via a nationally recognized overnight courier to the recipient for next business day delivery. Such notices, demands and other communications shall be sent to the address indicated below:

(i)                                     If to Shareholder:

Bryan S. Foster

2171 Manana Drive

Dallas, TX 75202

With copy to:

Arthur F. Selander

Attorney at Law

2001 Bryan Tower, Ste. 1800

Dallas, TX 75201

(ii)                                  If to Purchaser:

Troy Lowrie

Brent Lewis

VCG Holding Corp.

390 Union Blvd., Suite 540

Lakewood, CO 80228

With copies to:

Mike Ocello

1401 Mississippi Avenue #10

Sauget, IL 62201

Martin A. Grusin

780 Ridge Lake Blvd., Suite 202

Memphis, TN 38120

Facsimile: 901-682-3590

(INITIALED: BF, MO)

23

or to such other address as any party may specify by notice given to the other party in accordance with this Section 13.3. The date of giving any such notice shall be (i) the date of hand delivery, (ii) the date sent by telephone facsimile if a business day or the first business day thereafter or (iii) the business day after delivery to the overnight courier service.

Section 13.4                                 Governing Law.    This Agreement shall be governed by and construed in accordance with the domestic laws of the State of Texas without giving effect to any choice or conflict of law provision or rule (whether of the State of Texas or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Texas.

Section 13.5                                 Entire Agreement.    This Agreement (including attached exhibits and schedules, and any ancillary or other agreements referred to therein) and the Confidentiality Agreement previously entered into among the parties, constitute the entire agreement among the parties with respect to the subject matter of this Agreement and supersedes any prior agreement or understanding, whether written or oral, among the parties or between any of them with respect to the subject matter of this Agreement. here are no representations, warranties, covenants, promises or undertakings, other than those expressly set forth or referred to herein.

Section 13.6                                  Amendment; Waiver.    This Agreement may be amended, modified or waived only by a written agreement signed by the Purchaser, the Company and Shareholder. With regard to any power, remedy or right provided in this Agreement or otherwise available to any party, (i) no waiver or extension of time, shall be effective unless expressly contained in a writing signed by the waiving party, (ii) no alteration, modification or impairment shall be implied by reason of any previous waiver, extension of time, delay or omission in exercise or other indulgence, and (iii) waiver by any party of the time for performance of any act or condition hereunder does not constitute a waiver of the act or condition itself.

Section 13.7                                 Assignabilitv.   This Agreement may not be assigned by Shareholder or the Business for any purpose. This Agreement is fully assignable by Purchaser to a wholly-owned entity of the Purchaser.

Section 13.8                                 Binding Effect.   This Agreement shall be binding upon and shall inure to the benefit of the parties and their respective successors and, if applicable, permitted assigns.

Section 13.9                                 Third-Party Beneficiaries.   Each party intends that this Agreement shall not benefit or create any right or cause of action in any person other than the parties hereto.

Section 13.10                           Counterparts.   This Agreement may be executed in one or more counterparts, each of which shall constitute an original but when taken together shall constitute but one instrument.

(INITIALED: BF, MO)

24

Section 13.11                            Expenses.    Each party to this Agreement shall bear all of its own expenses in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, including without limitation all fees and expenses of its agents, representatives, counsel and accountants, provided that all expenses of the Company and Shareholder shall be borne by the Shareholder.

Section 13.12.                         Attorney’s Fees.    Should either party be required to engage an attorney to enforce this Agreement, or the arbitration section as set forth below, the prevailing party shall receive all reasonable cost of enforcement, including, but not limited to a reasonable attorney’s fee.

ARTICLE XIV

Arbitration

Section 14.                                      Arbitration.    Each of the parties hereto agrees to submit to binding arbitration any and all differences and disputes which may arise between them, their heirs, successors, assigns, employees, officers, directors, affiliates, subsidiaries, or Shareholder which are related to this Agreement. Prior to initiating arbitration, the parties shall first meet face-to-face to effect a resolution of the differences. Any differences which the parties are unable to resolve in said face-to-face meeting shall be heard and finally settled at a mutually agreed upon location by the parties, by binding arbitration in accordance with the Commercial Rules of the American Arbitration Association. If the parties do not agree upon a location, the arbitration proceeding shall be conducted in Dallas, Texas. Any award entered in any such arbitration shall be final, binding, and may be entered and enforced in any court of competent jurisdiction. The arbitrator shall make such orders, conduct and schedule all proceedings in connection with the arbitration so that final arbitration commences no less than thirty (30) days and concludes no later than seventy-five (75) days after a party files the initial notice of arbitration, and so that the final arbitration award is made and delivered to the parties within ninety (90) days after the filing of the initial notice of arbitration. The cost of such arbitration shall be apportioned as determined by the arbitrator, in any manner determined by him/her based upon the fault or lack thereof by the respective parties. If the cost of such arbitration is not apportioned by the arbitrator, then the cost shall be borne equally between the parties hereto. Nothing herein contained shall be construed as preventing any party from instituting legal or equitable action against any of the other parties for temporary or similar provisional relief to the full extent permitted under the laws applicable to this Agreement, or any such other written agreement between the parties or the performance hereof or thereof or otherwise pending final settlement of any dispute, difference or question by arbitration. Any such provisional relieve may be modified or amended in any way by the arbitrator at any time after his appointment.

/s/ BF
Initials	Initials

(INITIALED: BF, MO)

25

IN WITNESS WHEREOF, the parties hereto have set forth their hands and seals as of the day and year first above written.

VCG HOLDING COMPANY

By:	/s/ Micheal L. Ocello
Title:	President

MANANA ENTERTAINMENT, INC.

By:	/s/ Bryan S. Foster
Title:	President

/s/ Bryan S. Foster
Bryan S. Foster, Individually

(INITIALED: BF, MO)

26

EXHIBIT A

TRACT I:

Being Lot 5, Block D/6508, of C.W.F. ADDITION, an addition to the City of Dallas, Dallas County, Texas according to the Amended Plat thereof recorded in County Clerk File No. 200600205073, of the Map Records of Dallas County, Texas.

TRACT II:

BEING a tract of land situated, in the J.L. Hunt Survey, Abstract No. 588, and being a portion of a tract of land described in a deed to Second Century Investments, as recorded in Volume 2000245, Page 2769, of the Deed Records of Dallas County, Texas (DRDCT) and being more particularly described as follows:

COMMENCING from a point in the north right-of-way line of Manana Drive, (60 feet right-of-way), said point being in the southwest corner of said Second Century Investments tract, and being in the southeast corner of a tract of land conveyed to Miriam L. Barnett, by deed, as recorded in Volume 84243, Page 1759, of the Deed Records of Dallas County, Texas;

THENCE, along said north right-of-way line of Manana Drive, (60 feet right-of-way), North 89 deg. 22’51” East, a distance of 199.81 feet, to a ½ inch iron rod set for corner and POINT OF BEGINNING;

THENCE, departing said north right of way of Manana Drive, (60 feet right-of-way), North 00 deg. 16’28” West, a distance of 498.72 feet to a ½ inch iron rod set for corner in the north line of said Second Century Investments tract;

THENCE, along said north line of Second Century Investments tract, North 89 deg. 43’32” East, a distance of 165.00 feet to a ½ inch iron rod set for corner;

THENCE, South 00 deg. 16’28” East, a distance of 497.73 feet to a ½ inch rod set for corner in said north right-of-way line of Manana Drive, (60 feet right-of-way);

THENCE, along said north right-of-way line of Manana Drive, (60 feet right-of-way), South 89 deg. 22’51” West, distance of 165.00 feet to the POINT OF BEGINNING; containing within these metes and bounds 1.887 Acres or 82,206 Square Feet of land more or less.

NOTE: The Company is prohibited from insuring the area or quantity of the land described herein. Any statement in the legal description contained in Schedule “A” as to area or quantity of land is not a representation that such area or quantity is correct, but is made only for informal identification purposes and does not override Item 2 of Schedule “B” hereof.

(INITIALED: BF, MO)

SAVE AND EXCEPT

Being a 1.34 acre tract of land situated in the J.L. Hunt SURVEY, ABSTRACT NO. 588, being a portion of that certain tract of land conveyed to Curtis Wise Finance, L.P. by deed as recorded in Volume 2003051, Page 9284, Deed Records, Dallas County, Texas and being more particularly described by metes and bounds as follows:

COMMENCING at an “X” cut in concrete set for corner, said point being in the southeast corner of Lot 5, Block D/6508, C.W.F. Addition, and addition to the City of Dallas, according to the plat thereof recorded in Instrument No 200600205073, Official Public, Records, Dallas County, Texas, same point being the southwest corner of said Curtis Wise Finance, L.P. tract, said point also being in the northerly right-of-way line of Manana Drive (a 60.0’ Right-of-Way);

THENCE North 00 degrees 16 minutes 28 seconds West, along the common line of said Curtis Wise Finance, L.P. tract, and said Lot 5, Block D/6508, a distance of 145.00 feet to a ½ inch iron rod set for the POINT OF BEGINNING;

THENCE North 00 degrees 16 minutes 28 seconds West, continuing along the common line of said Curtis Wise Finance, L.P. tract, and said Lot 5, Block D/6508, a distance of 353.72 feet to a 3” aluminum disk stamped “R.P.L.S. No 3047” set for corner, said point being the northwest corner of said Curtis Wise Finance, L.P. tract, same being the northeast corner of said Lot 5, Block D/6508, same point being in the southerly line of a tract of land conveyed to the City of Dallas by deed as recorded in Volume 2004224, Page 12443, Deed Records, Dallas County, Texas;

THENCE North 89 degrees 43 minutes 32 seconds East, along the common line of said Curtis Wise Finance, L.P. tract and said City of Dallas tract, a distance of 165.00 feet to a Rail Road Spike found for corner, said point being the northeast corner of said Curtis Wise Finance, L.P. tract, same point being the northwest corner of Lot 4, Block D/6508,

C.M.G. Addition, an addition to the City of Dallas, according to the plat thereof recorded in Volume 2004028, Page 00141, Map Records, Dallas County, Texas;

THENCE South 00 degrees 16 minutes 28 seconds East, along the common line of said Curtis Wise Finance, L.P. tract, and said Lot 4, Block D/6508, a distance of 352.73 feet to a ½ inch iron rod set for corner;

THENCE South 89 degrees 22 minutes 51 seconds West, through the interior of said Curtis Wise Finance, L.P. tract, a distance of 165.00 feet to the POINT of BEGINNING and containing 58,281 square feet or 1.34 acres of computed land.

(INITIALED: BF, MO)

SCHEDULE 2.2

FORM OF DEMAND NOTE

PROMISSORY NOTE

$6,520,000.00	October 29, 2007
Dallas, Texas

ON DEMAND, and upon the Effective Date, as described in the Stock Purchase Agreement entered into by and between VCG Holding Company, a Colorado corporation, and Manana Entertainment, Inc., a Texas corporation d/b/a Jaguar’s Gold Club Dallas and Bryan S. Foster, the undersigned promises to pay to the order of Bryan S. Foster the principal sum of SIX MILLION FIVE HUNDRED TWENTY ($6,520,000.00) DOLLARS, for value received

All payments of principal and interest on this Note shall be payable in lawful money of the United States of America, which shall be legal tender in payment of all debts and dues, public and private, at the time of payment. Payment shall be made at c/o Linda Miller at United Title at 4880 Long Prairie, Suite 200, Flower Mound, Texas 75028, or at such other place as the holder may designate in writing.

The makers and endorsers hereof waive protest, demand, presentment, and notice of dishonor, and agree that this Note may be extended, in whole or in part, without limit as to the number of such extensions, or the period or periods thereof, and without notice to them and without affecting their liability thereon.

If, upon three (3) Business Days after Demand for payment hereunder, all payments have not been paid in full pursuant to this Promissory Note, then interest shall be (i) the lessor of Ten (10%) percent per annum or (ii) at the highest rate allowed by the State of Texas until paid in full.

It is the intention of Lender and the undersigned to comply strictly with all applicable usury laws; and, accordingly, in no event and upon no contingency shall Lender ever be entitled to receive, collect or apply as interest any interest, fees, charges or other payments equivalent to interest, in excess of the maximum rate which Lender may lawfully charge under applicable statutes and laws from time to time in effect. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest contract rate permitted by applicable law from time to time in effect, the undersigned hereof and Lender shall, to the maximum extent permitted under applicable law, characterize the non-principal payment as a reasonable loan charge, rather than as interest. Any provision hereof, or of any other agreement between Lender and the undersigned, that operates to bind, obligate or compel the undersigned to pay interest in excess of such maximum lawful contract rate shall be construed to require the payment of the maximum rate only. The provisions of this paragraph shall be given precedence over any other provision contained herein or in any other agreement between Lender and the undersigned that is in conflict with the provisions of this paragraph.

If this Note is placed in the hands of an attorney for collection, by suit or otherwise, or to protect the security for its payment, or to enforce its collection, the undersigned will pay all costs of collection and litigation, together with reasonable attorneys’ fees.

(INITIALED: BF, MO)

Upon payment to United Title on behalf of Bryan S. Foster, this Note shall be returned to the undersigned marked “Paid In Full.”

VCG HOLDING COMPANY,
A Colorado corporation

By:	/s/ Micheal L. Ocello
Its:	President

(INITIALED: BF)

Schedule 2.6

Post Effective Date Settlement Agreement

1.                                       The parties agree to, within sixty (60) days after the Effective Date, pay on a pro-rated daily basis any items related to the Business set forth below which arise after the Effective Date but relate to periods prior to the Effective Date:

A.                                   Utilities

B.                                     Sales Tax

C.                                     Any bonuses due the General Managers

D.                                    Any advertising expenses

2.                                       The parties further agree that all salaries, benefits, payroll taxes, and any other items measured by said salaries of any employee of the Business will be paid by the Shareholder through the Effective Date and any of such payments after the Effective Date shall be paid by the Purchaser.

3.                                       The Shareholder shall be responsible and shall pay:

A.                                   All accounts payable related to the Business received by the Business or Shareholder which accounts payable are related to the Business prior to the Effective Date; and

B.                                     All accounts payable as stated above received after the Effective Date in an aggregate amount in excess of $25,000.00.

4.                                       The Purchaser shall be responsible and shall pay:  All accounts payable received by the Business related to the Business after the Effective Date, limited to an aggregate amount of $25,000.00 for any services, supplies, or miscellaneous items that are related to the Business prior to the Effective Date, which payments shall reduce the $25,000.00 limitation set forth in Section 13.1 of the Stock Purchase Agreement dollar-for-dollar..

VCG HOLDING COMPANY

By:	/s/ Micheal L. Ocello
Its:	President

MANANA ENTERTAINMENT, INC.

By:	/s/ Bryan S. Foster
Its:	President

/s/ Bryan S. Foster
Bryan S. Foster

SCHEDULE 3.1(a)1

BILL OF SALE

Bryan S. Foster (“Seller”) does hereby sell, transfer, assign and convey unto VCG Holding Company, a Colorado corporation (“VCG”) Seller’s 100% share interest in Manana Entertainment, Inc., a Texas corporation d/b/a Jaguar’s Gold Club Dallas (“Seller’s Shares”).

The Seller hereby covenants and warrants that the (i) Seller is the lawful owner of Seller’s Shares, and Seller shall defend title to Seller’s Shares against the claims and demands of all persons; (ii) Seller’s Shares are free from all liens, claims, charges and encumbrances; and (iii) Seller has the right to sell Seller’s Shares.

IN WITNESS WHEREOF, the Seller has executed and delivered this Bill of Sale effective as of the  29th  day of October        , 2007.

SELLER:

/s/ Bryan S. Foster
BRYAN S. FOSTER

INITIALED: BF, MO)

SCHEDULE 3.1(a)(2)

BILL OF SALE FOR IMPROVEMENTS,
FIXTURES & PERSONAL PROPERTY

Bryan S. Foster and Manana Entertainment, Inc., a Texas corporation, d/b/a Jaguar’s Gold Club Dallas (“Sellers”) do hereby sell, transfer, assign and convey unto VCG Holding Company, a Colorado corporation (“VCG”) Sellers’ 100% interest in the Improvements, Fixtures and Personal Property Interests located at 2151 Manana Drive, Dallas, Texas located on, but not with the land as described in the legal description attached hereto and made a part hereof as Exhibit “A”  (“Sellers’ Improvements, Fixtures and Personal Property Interests “) as set forth in greater detail hereinbelow.

Not included in this Bill of Sale for Improvements, Fixtures and Personal Property is the land located in Dallas County, Texas and more fully described in Exhibit AA@ attached hereto and made a part hereof for all purposes, together with all of the easements, rights of way, privileges, liberties, hereditaments, strips and gores, streets, alleys, passages, ways, waters, watercourses, rights and appurtenances thereunto belonging or appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of Grantor therein and in the streets and ways adjacent thereto, either in law or in equity (collectively, the ALand@);

Sold, transferred, assigned and conveyed in this Bill of Sale for Improvements, Fixtures and Personal Property are the structure or buildings, and all additions and improvements thereto, erected upon the Land, including all buildings materials and Fixtures (hereinafter defined) now forming a part of said structures or buildings, or delivered to the Land and intended to be installed in such structures or buildings (collectively the AImprovements@); as well as,

All systems, devices, machinery, apparatus, equipment, fittings, appliances and fixtures of every kind and nature whatsoever located on the Land or the Improvements, including all electrical, anti-pollution, heating, lighting, laundry, incinerating, power, air-conditioning, plumbing, lifting, cleaning, fire prevention, fire extinguishing, refrigerating, ventilating, communication, garage and cooking systems, devices, machinery, apparatus, equipment, fittings, appliances and fixtures, and all engines, pipes, pumps, tanks, motors, conduits, ducts, compressors and switchboards, and all storm doors and windows, dishwashers, attached cabinets and partitions not included in the Improvements (collectively, the AFixtures@); as well as,

All articles of personal property of very kind and nature whatsoever, including but not limited to, all shades, awning, screens, furniture and carpets, now and hereafter affixed to, attached to, placed upon, used or usable in any way in connection with the use, enjoyment, occupancy or operation of the Land, Improvements, or Fixtures, unless excepted on Schedule 5.11 of the agreement set forth below and the Business as that term is defined in one certain STOCK PURCHASE AGREEMENT dated, 29th day of October, 2007 between Sellers and VCG (collectively, the APersonal Property@);

The Sellers hereby covenant and warrant that the (i) Bryan S. Foster and/or Manana Entertainment, Inc., a Texas corporation are the lawful owners of Sellers’ Improvements, Fixtures and Personal Property Interests and Sellers shall defend title to Sellers’ Improvements,

(INITIALED: BF, MO)

Fixtures and Personal Property Interests against the claims and demands of all persons; (ii) Sellers have the right to sell Seller’s Improvements, Fixtures and Personal Property Interests.

Upon the termination of the Deed of Ground Lease described in the attached Memorandum of Deed of Ground Lease and Key Provisions Summary attached hereto as Exhibit “B”, the title and ownership of the Improvements, Fixtures and Personalty as described herein shall revert back to Bryan S. Foster.

IN WITNESS WHEREOF, the Seller has executed and delivered this BILL OF SALE FOR IMPROVEMENTS, FIXTURES & PERSONAL PROPERTY as of October 29, 2007 to be effective as of the EFFECTIVE DATE. As set forth in the Stock Purchase Agreement dated October 29, 2007.

BRYAN S. FOSTER

/s/ Bryan S. Foster
BRYAN S. FOSTER

Manana Entertainment, Inc., a Texas corporation,
d/b/a JAGUAR’S GOLD CLUB DALLAS

By:	/s/ Bryan S. Foster
Bryan S. Foster, President and Sole Stockholder

EXHIBIT A

TRACT I:

Being Lot 5, Block D/6508, of C.W.F. ADDITION, an addition to the City of Dallas, Dallas County, Texas according to the Amended Plat thereof recorded in County Clerk File No. 200600205073, of the Map Records of Dallas County, Texas.

TRACT II:

BEING a tract of land situated, in the J.L. Hunt Survey, Abstract No. 588, and being a portion of a tract of land described in a deed to Second Century Investments, as recorded in Volume 2000245, Page 2769, of the Deed Records of Dallas County, Texas (DRDCT) and being more particularly described as follows:

COMMENCING from a point in the north right-of-way line of Manana Drive, (60 feet right-of-way), said point being in the southwest corner of said Second Century Investments tract, and being in the southeast corner of a tract of land conveyed to Miriam L. Barnett, by deed, as recorded in Volume 84243, Page 1759, of the Deed Records of Dallas County, Texas;

THENCE, along said north right-of-way line of Manana Drive, (60 feet right-of-way), North 89 deg. 22’51” East, a distance of 199.81 feet, to a ½ inch iron rod set for corner and POINT OF BEGINNING;

THENCE, departing said north right of way of Manana Drive, (60 feet right-of-way), North 00 deg. 16’28” West, a distance of 498.72 feet to a ½ inch iron rod set for corner in the north line of said Second Century Investments tract;

THENCE, along said north line of Second Century Investments tract, North 89 deg. 43’32” East, a distance of 165.00 feet to a ½ inch iron rod set for corner;

THENCE, South 00 deg. 16’28” East, a distance of 497.73 feet to a ½ inch rod set for corner in said north right-of-way line of Manana Drive, (60 feet right-of-way);

THENCE, along said north right-of-way line of Manana Drive, (60 feet right-of-way), South 89 deg. 22’51” West, distance of 165.00 feet to the POINT OF BEGINNING; containing within these metes and bounds 1.887 Acres or 82,206 Square Feet of land more or less.

NOTE: The Company is prohibited from insuring the area or quantity of the land described herein. Any statement in the legal description contained in Schedule “A” as to area or quantity of land is not a representation that such area or quantity is correct, but is made only for informal identification purposes and does not override Item 2 of Schedule “B” hereof.

(INITIALED: BF, MO)

SAVE AND EXCEPT

Being a 1.34 acre tract of land situated in the J.L. Hunt SURVEY, ABSTRACT NO. 588, being a portion of that certain tract of land conveyed to Curtis Wise Finance, L.P. by deed as recorded in Volume 2003051, Page 9284, Deed Records, Dallas County, Texas and being more particularly described by metes and bounds as follows:

COMMENCING at an “X” cut in concrete set for corner, said point being in the southeast corner of Lot 5, Block D/6508, C.W.F. Addition, and addition to the City of Dallas, according to the plat thereof recorded in Instrument No 200600205073, Official Public, Records, Dallas County, Texas, same point being the southwest corner of said Curtis Wise Finance, L.P. tract, said point also being in the northerly right-of-way line of Manana Drive (a 60.0’ Right-of-Way);

THENCE North 00 degrees 16 minutes 28 seconds West, along the common line of said Curtis Wise Finance, L.P. tract, and said Lot 5, Block D/6508, a distance of 145.00 feet to a ½ inch iron rod set for the POINT OF BEGINNING;

THENCE North 00 degrees 16 minutes 28 seconds West, continuing along the common line of said Curtis Wise Finance, L.P. tract, and said Lot 5, Block D/6508, a distance of 353.72 feet to a 3” aluminum disk stamped “R.P.L.S. No 3047” set for corner, said point being the northwest corner of said Curtis Wise Finance, L.P. tract, same being the northeast corner of said Lot 5, Block D/6508, same point being in the southerly line of a tract of land conveyed to the City of Dallas by deed as recorded in Volume 2004224, Page 12443, Deed Records, Dallas County, Texas;

THENCE North 89 degrees 43 minutes 32 seconds East, along the common line of said Curtis Wise Finance, L.P. tract and said City of Dallas tract, a distance of 165.00 feet to a Rail Road Spike found for corner, said point being the northeast corner of said Curtis Wise Finance, L.P. tract, same point being the northwest corner of Lot 4, Block D/6508,

C.M.G. Addition, an addition to the City of Dallas, according to the plat thereof recorded in Volume 2004028, Page 00141, Map Records, Dallas County, Texas;

THENCE South 00 degrees 16 minutes 28 seconds East, along the common line of said Curtis Wise Finance, L.P. tract, and said Lot 4, Block D/6508, a distance of 352.73 feet to a ½ inch iron rod set for corner;

THENCE South 89 degrees 22 minutes 51 seconds West, through the interior of said Curtis Wise Finance, L.P. tract, a distance of 165.00 feet to the POINT of BEGINNING and containing 58,281 square feet or 1.34 acres of computed land.

(INITIALED: BF, MO)

EXHIBIT B

MEMORANDUM OF DEED OF GROUND LEASE
AND KEY PROVISIONS SUMMARY

Effective Date:	, 2007
Landlord:	Bryan S. Foster
Tenant:	VCG Holding Company, a Colorado corporation
Land and Leased Premises:	2151 Manana Drive, Dallas, Texas, Dallas County, and more particularly described on Exhibit “A”
Notices:	Landlord:	Tenant:
	Bryan S. Foster 2171 Manana Drive Dallas, Texas 75248	VCG Corporation c/o Troy Lowry 390 Union Blvd., Suite 540 Lakewood, CO 80228
	With a copy to:	With a copy to:
	Kevin Richardson 6716 Valley View Lane Sachse, TX 75048 Art Selander, Esq. Quilling, Selander, Cummiskey & Lownds, P.C. 2001 Bryan Street, Suite 1800 Dallas, TX 75201	VCG Holding Corp. c/o Michael Ocello 1401 Mississippi Ave., Suite 10 Sauget, IL 62201 Martin A. Grusin The Law Offices of Martin A. Grusin, P.C. 780 Ridge Lake Blvd., Suite 202 Memphis, TN 38120
Lease Commencement Date:	, 2007
Rent Commencement Date:	, 2007
Expiration Date (Initial Term):	31, 2012
Lease Term:	Initial Term - five (5) years (Section 1.1) Renewal Terms - four (4) terms of five (5) years each (Section 1.2)
Initial Monthly Rent:	$25,000.00
2nd Term Monthly Rent:	(if renewed) $27,500.00

(INITIALED: BF, MO)

3rd Term Monthly Rent:	(if renewed) $30,250.00
4th Term Monthly Rent:	(if renewed) $33,275.00
5th Term Monthly Rent:	(if renewed) $36,602.50
Permitted Uses:

Solely for the operation of an adult entertainment facility or adult cabaret or for such other lawful purpose as Tenant may elect, so long as Tenant maintains a Specialized Certificate of Occupancy or the equivalent to operate as an adult cabaret (Section 1.4)

Broker	None
Exhibits	Exhibit “A” - Legal Description

If there are any inconsistencies between this Memorandum of Deed of Ground Lease and Key Provisions Summary and the other provisions of the Deed of Ground Lease, then the Deed of Ground Lease shall control.

(INITIALED: BF, MO)

SCHEDULE 4.1(b)

EXCEPTIONS TO STATEMENT ON LOST RECORDS

Bryan S. Foster hereby states and affirms the following as part of the purchase of the Stock Purchase Agreement dated the 29th day of October, 2007, by and among VCG Holding Company and Manana Entertainment, Inc. d/b/a Jaguar’s Gold Club Dallas and Bryan S. Foster (Agreement):

1.                                       He is the sole owner and Shareholder of all of the Shares of Stock of Manana Entertainment, Inc. (the Business); and

2.                                       That the Shares, certificates, corporate minute books, stock transfer ledgers, regulations, and seals (if any) of the Business either have been delivered or do not exist any more or are lost; and

3.                                       Nothing contained in the items set forth in 2 above in any way has or had any effect on his ability and authority to perform all of his and the Business’ obligations, representations, covenants and warranties contained in the Agreement nor does same have any Material Adverse Effect as that term is defined in the Agreement on the Business.

/s/ Bryan S. Foster
Bryan S. Foster

(INITIALED: BF, MO)

4.1(c)

RESIGNATION OF MANAGERS, OFFICERS AND DIRECTORS

Bryan S. Foster hereby states that he owns clear of all liens and encumbrances of any kind all the interests (Shares) and is the President and sole shareholder of Manana Entertainment, Inc., and that he and all officers, directors and managers (not operational managers, that is the persons designated to manage the day-to-day actual operations of the Business) have resigned or been discharged from their positions as such.

/s/ Bryan S. Foster
Bryan S. Foster

(INITIALED: BF, MO)

SCHEDULE 4.1(g)

TRANSITIONAL HELP OF SHAREHOLDER

Shareholder or his designated representative shall assist in transition of the Business for ninety (90) days following the Effective Date in a reasonable manner fulfilling all reasonable requests to Purchaser for assistance in the transaction without pay.

/s/ Bryan S. Foster
Bryan S. Foster

INITIALED: BF, MO)

SCHEDULE 5.3(a)

FINANCIAL STATEMENTS

SEE ATTACHED.

/S/ MO	/S/ BF
Initials	Initials

Manana Entertainment, Inc.
Income Statement
For the Nine Months Ending September 30, 2007

	Current Month		Year to Date
Revenues
Sales-Cover Charge	$1,665,976.60	52.88	$1,665,976.60	52.88
Sales-VIP Cover Charges	63,175.00	2.01	63,175.00	2.01
Sales-Food & Beverages	326,085.53	10.35	326,085.53	10.35
Sales-Cigars	10,536.00	0.33	10,536.00	0.33
Sales-Frozen Drinks	8.00	0.00	8.00	0.00
Sales-Champagne	10,065.00	0.32	10,065.00	0.32
Sales-Vending	43,567.00	1.38	43,567.00	1.38
Sales-Dancer’s House Fee	415,710.00	13.20	415,710.00	13.20
Sales-Dancer’s Merchandise	70,382.75	2.23	70,382.75	2.23
Sales-Dancer’s Skips	24,120.00	0.77	24,120.00	0.77
Sales-Dancer’s Booths	328,954.75	10.44	328,954.75	10.44
Sales-Dancer’s Fines	41,365.00	1.31	41,365.00	1.31
Sales-Poker Chip Fee	138,574.25	4.40	138,574.25	4.40
DSR Over/ Short	280.00	0.01	280.00	0.01
Other Income	10,441.00	0.33	10,441.00	0.33
Interest Income	1,076.16	0.03	1,076.16	0.03
Sales Discounts	149.00	0.00	149.00	0.00

Total Revenues	3,150,466.04	100.00	3,150,466.04	100.00

Cost of Sales
Cost of Sales-Food & Bev	40,993.12	1.30	40,993.12	1.30
Cost of Sales- Contract Labor	10,300.00	0.33	10,300.00	0.33
Cost of Sales-Supplies	8,578.12	0.27	8,578.12	0.27
Cost Of Sales-Tobacco	5,008.43	0.16	5,008.43	0.16
Cost of Sales-Taxi Commission	83,194.00	2.64	83,194.00	2.64
Vending Supplies	21,226.52	0.67	21,226.52	0.67

Total Cost of Sales	169,300.19	5.37	169,300.19	5.37

Gross Profit	2,981,165.85	94.63	2,981,165.85	94.63

Expenses
Sales Tax Payable	157,340.24	4.99	157,340.24	4.99
Accounting Expense	6,150.00	0.20	6,150.00	0.20
Advertising Expense	179,254.42	5.69	179,254.42	5.69
Decorating Expense	9,664.58	0.31	9,664.58	0.31
Auto Expenses	3,944.97	0.13	3,944.97	0.13
Bank Charges	5,979.79	0.19	5,979.79	0.19
Bar Supplies	21,164.80	0.67	21,164.80	0.67
Emergency Ice	3,336.59	0.11	3,336.59	0.11
Bank Card Fees/Charge Back	32,996.38	1.05	32,996.38	1.05
Cash Over and Short	(9,191.26)	(0.29)	(9,191.26)	(0.29)
Over Rings	360.00	0.01	360.00	0.01
Dues and Subscriptions Exp	133.90	0.00	133.90	0.00
Gifts Expense	2,500.00	0.08	2,500.00	0.08
Education Expense	4,956.68	0.16	4,956.68	0.16
Insurance Expense	608.36	0.02	608.36	0.02
Laundry and Cleaning Exp	5,089.49	0.16	5,089.49	0.16
Janitorial	46,767.28	1.48	46,767.28	1.48
Legal and Professional Expense	6,990.29	0.22	6,990.29	0.22
Licenses Expense	2,867.97	0.09	2,867.97	0.09
Maintenance Expense	26,611.91	0.84	26,611.91	0.84
Meals Expense	971.03	0.03	971.03	0.03
Music and Entertainment Exp	2,585.82	0.08	2,585.82	0.08
Equipment & Furnishings	1,015.00	0.03	1,015.00	0.03
Computer & POS	1,231.94	0.04	1,231.94	0.04
Printing & Copies	2,944.74	0.09	2,944.74	0.09

For Management Purposes Only

(INITIALED: MO, BF)

1

Manana Entertainment, Inc.
Income Statement
For the Nine Months Ending September 30, 2007

	Current Month		Year to Date
Office Expense	4,786.45	0.15	4,786.45	0.15
Outside Services	41,338.60	1.31	41,338.60	1.31
Payroll Tax Expense	45,469.64	1.44	45,469.64	1.44
Property Taxes	25,772.87	0.82	25,772.87	0.82
Postage Expense	44.02	0.00	44.02	0.00
Rent or Lease Expense	30,932.48	0.98	30,932.48	0.98
Repairs Expense	7,009.26	0.22	7,009.26	0.22
Sales Promotion	230,698.92	7.32	230,698.92	7.32
Supplies Expense	5,834.72	0.19	5,834.72	0.19
Telephone Expense	5,635.52	0.18	5,635.52	0.18
Travel Expense	3,645.38	0.12	3,645.38	0.12
Salaries Expense	417,517.04	13.25	417,517.04	13.25
Salaries - Bonus	11,180.00	0.35	11,180.00	0.35
Utilities Expense	47,181.84	1.50	47,181.84	1.50
Other Expense	47,005.76	1.49	47,005.76	1.49

Total Expenses	1,440,327.42	45.72	1,440,327.42	45.72

Net Income	$1,540,838.43	48.91	$1,540,838.43	48.91

For Management Purposes Only

(INITIALED: BF, MO)

Manana Entertainment, Inc.
Balance Sheet
September 30, 2007

ASSETS

Current Assets
Cash on Hand - Safe	$3,091.22
Regular Checking Account	(51,108.79)
Payroll Checking Account	23,655.14
American Express	10,162.88
Master/Visa Card	9,659.98
Discover	532.94
Due To/From Golden -FW	24,556.06
Other Current Assets	2,516.41

Total Current Assets		23,065.84

Property and Equipment
Equipment	12,834.69
Building Improvements	43,220.05

Total Property and Equipment		56,054.74

Other Assets

Total Other Assets		0.00

Total Assets		$79,120.58

LIABILITIES AND CAPITAL

Current Liabilities
Accounts Payable	$184.17
Wages Payable	775.67
Poker Chips Sold	13,785.00
N/P Shareholder	20,000.00

Total Current Liabilities		34,744.84

Long-Term Liabilities

Total Long-Term Liabilities		0.00

Total Liabilities		34,744.84

Capital
Dividends Paid	(1,550,154.29)
Retained Earnings	53,691.60
Net Income	1,540,838.43

Total Capital		44,375.74

Total Liabilities & Capital		$79,120.58

Unaudited - For Management Purposes Only

(INITIALED: MO, BF)

Manana Entertainment, Inc.
Income Statement
For the One Month Ending January 31, 2007

	Current Month		Year to Date
Revenues
Sales-Cover Charge	$163,625.00	54.73	$163,625.00	54.73
Sales-VIP Cover Charges	5,340.00	1.79	5,340.00	1.79
Sales-Food & Beverages	31,973.00	10.70	31,973.00	10.70
Sales-Cigars	253.00	0.08	253.00	0.08
Sales-Dancer’s House Fee	33,257.00	11.12	33,257.00	11.12
Sales-Dancer’s Merchandise	4,353.00	1.46	4,353.00	1.46
Sales-Dancer’s Skips	1,960.00	0.66	1,960.00	0.66
Sales-Dancer’s Booths	37,390.50	12.51	37,390.50	12.51
Sales-Dancer’s Fines	3,632.00	1.21	3,632.00	1.23
Sales-Poker Chip Fee	16,884.25	5.65	16,884.25	5.65
DSR Over/ Short	280.00	0.09	280.00	0.09

Total Revenues	298,947.75	100.00	298,947.75	100.00

Cost of Sales
Cost of Sales-Food & Bev	6,325.42	2.12	6,325.42	2.12
Cost of Sales- Contract Labor	10,300.00	3.45	10,300.00	3.45
Cost of Sales-Supplies	8,317.99	2.78	8,317.99	2.78
Cost Of Sales-Tobacco	1,087.98	0.36	1,087.98	0.36
Cost of Sales-Taxi Commission	8,796.00	2.94	8,796.00	2.94

Total Cost of Sales	34,827.39	11.65	34,827.39	11.65

Gross Profit	264,120.36	88.35	264,120.36	88.35

Expenses
Sales Tax Payable	15,256.33	5.10	15,256.33	5.10
Accounting Expense	495.00	0.17	495.00	0.17
Advertising Expense	37,476.65	12.54	37,476.65	12.54
Auto Expenses	1,639.67	0.55	1,639.67	0.55
Bank Charges	362.73	0.12	362.73	0.12
Bar Supplies	2,947.53	0.99	2,947.53	0.99
Bank Card Fees/Charge Back	765.39	0.26	765.39	0.26
Cash Over and Short	294.39	0.10	294.39	0.10
Over Rings	360.00	0.12	360.00	0.12
Dues and Subscriptions Exp	59.90	0.02	59.90	0.02
Janitorial	5,894.60	1.97	5,894.60	1.97
Legal and Professional Expense	3,565.46	1.19	3,565.46	1.19
Licenses Expense	2,817.97	0.94	2,817.97	0.94
Maintenance Expense	7,662.03	2.56	7,662.03	2.56
Office Expense	771.25	0.26	771.25	0.26
Outside Services	6,228.95	2.08	6,228.95	2.08
Payroll Tax Expense	3,734.88	1.25	3,734.88	1.25
Property Taxes	25,772.87	8.62	25,772.87	8.62
Postage Expense	39.97	0.01	39.97	0.01
Rent or Lease Expense	15,466.24	5.17	15,466.24	5.17
Repairs Expense	744.33	0.25	744.33	0.25
Sales Promotion	19,420.00	6.50	19,420.00	6.50
Supplies Expense	4,250.37	1.42	4,250.37	1.42
Telephone Expense	519.16	0.17	519.16	0.17
Travel Expense	2,550.67	0.85	2,550.67	0.85
Salaries Expense	34,621.52	11.58	34,621.52	11.58
Salaries - Bonus	8,598.00	2.88	8,598.00	2.88
Utilities Expense	7,969.26	2.67	7,969.26	2.67
Other Expense	2,741.95	0.92	2,741.95	0.92

Total Expenses	213,027.07	71.26	213,027.07	71.26

For Management Purposes Only

(INITIALED: BF, MO)

Manana Entertainment, Inc.
Income Statement
For the One Month Ending January 31, 2007

	Current Month		Year to Date
Net Income	$51,093.29	17.09	$51,093.29	17.09

For Management Purposes Only

(INITIALED: MO, BF)

Page:1

Manana Entertainment, Inc.
Income Statement
For the Two Months Ending February 28, 2007

	Current Month		Year to Date
Revenues
Sales-Cover Charge	$167,353.00	56.31	$330,978.00	55.52
Sales-VIP Cover Charges	0.00	0.00	5,340.00	0.90
Sales-Food & Beverages	29,506.00	9.93	61,479.00	10.31
Sales-Cigars	1,527.00	0.51	1,780.00	0.30
Sales-Champagne	1,260.00	0.42	1,260.00	0.21
Sales-Vending	2,416.00	0.81	2,416.00	0.41
Sales-Dancer’s House Fee	33,894.00	11.40	67,151.00	11.26
Sales-Dancer’s Merchandise	6,497.50	2.19	10,850.50	1.82
Sales-Dancer’s Skips	2,220.00	0.75	4,180.00	0.70
Sales-Dancer’s Booths	29,225.00	9.83	66,615.50	11.17
Sales-Dancer’s Fines	5,510.00	1.85	9,142.00	1.53
Sales-Poker Chip Fee	10,109.50	3.40	26,993.75	4.53
DSR Over/ Short	0.00	0.00	280.00	0.05
Other Income	7,601.00	2.56	7,601.00	1.28
Sales Discounts	69.00	0.02	69.00	0.01

Total Revenues	297,188.00	100.00	596,135.75	100.00

Cost of Sales
Cost of Sales-Food & Bev	4,480.76	1.51	10,806.18	1.81
Cost of Sales- Contract Labor	0.00	0.00	10,300.00	1.73
Cost of Sales-Supplies	260.13	0.09	8,578.12	1.44
Cost Of Sales-Tobacco	183.00	0.06	1,270.98	0.21
Cost of Sales-Taxi Commission	7,170.00	2.41	15,966.00	2.68
Vending Supplies	1,329.17	0.45	1,329.17	0.22

Total Cost of Sales	13,423.06	4.52	48,250.45	8.09

Gross Profit	283,764.94	95.48	547,885.30	91.91

Expenses
Sales Tax Payable	15,138.39	5.09	30,394.72	5.10
Accounting Expense	0.00	0.00	495.00	0.08
Advertising Expense	19,244.77	6.48	56,721.42	9.51
Decorating Expense	1,461.38	0.49	1,461.38	0.25
Auto Expenses	543.86	0.18	2,183.53	0.37
Bank Charges	134.58	0.05	497.31	0.08
Bar Supplies	2,575.80	0.87	5,523.33	0.93
Bank Card Fees/Charge Back	1,913.64	0.64	2,679.03	0.45
Cash Over and Short	(1,401.03)	(0.47)	(1,106.64)	(0.19)
Over Rings	0.00	0.00	360.00	0.06
Dues and Subscriptions Exp	25.00	0.01	84.90	0.01
Education Expense	4,956.68	1.67	4,956.68	0.83
Insurance Expense	60.91	0.02	60.91	0.01
Laundry and Cleaning Exp	182.72	0.06	182.72	0.03
Janitorial	9,162.62	3.08	15,057.22	2.53
Legal and Professional Expense	1,324.83	0.45	4,890.29	0.82
Licenses Expense	0.00	0.00	2,817.97	0.47
Maintenance Expense	3,532.38	1.19	11,194.41	1.88
Meals Expense	80.00	0.03	80.00	0.01
Computer & POS	248.98	0.08	248.98	0.04
Printing & Copies	1,154.95	0.39	1,154.95	0.19
Office Expense	1,617.25	0.54	2,388.50	0.40
Outside Services	5,025.67	1.69	11,254.62	1.89
Payroll Tax Expense	4,133.10	1.39	7,867.98	1.32
Property Taxes	0.00	0.00	25,772.87	4.32
Postage Expense	4.05	0.00	44.02	0.01
Rent or Lease Expense	0.00	0.00	15,466.24	2.59

For Management Purposes Only

(INITIALED: BF, MO)

Page:2

Manana Entertainment, Inc.
Income Statement
For the Two Months Ending February 28, 2007

	Current Month		Year to Date
Repairs Expense	1,167.41	0.39	1,911.74	0.32
Sales Promotion	7,124.56	2.40	26,544.56	4.45
Supplies Expense	101.41	0.03	4,351.78	0.73
Telephone Expense	755.03	0.25	1,274.19	0.21
Travel Expense	794.71	0.27	3,345.38	0.56
Salaries Expense	40,973.92	13.79	75,595.44	12.68
Salaries - Bonus	2,582.00	0.87	11,180.00	1.88
Utilities Expense	5,029.00	1.69	12,998.26	2.18
Other Expense	2,037.28	0.69	4,779.23	0.80

Total Expenses	131,685.85	44.31	344,712.92	57.82

Net Income	$152,079.09	51.17	$203,172.38	34.08

For Management Purposes Only

(INITIALED: BF, MO)

Manana Entertainment, Inc.
Income Statement
For the Three Months Ending March 31, 2007

	Current Month		Year to Date
Revenues
Sales-Cover Charge	$198,279.00	54.92	$529,257.00	55.29
Sales-VIP Cover Charges	620.00	0.17	5,960.00	0.62
Sales-Food & Beverages	38,455.00	10.65	99,934.00	10.44
Sales-Cigars	1,558.00	0.43	3,338.00	0.35
Sales-Champagne	1,080.00	0.30	2,340.00	0.24
Sales-Vending	3,383.00	0.94	5,799.00	0.61
Sales-Dancer’s House Fee	52,465.00	14.53	119,616.00	12.50
Sales-Dancer’s Merchandise	8,985.50	2.49	19,836.00	2.07
Sales-Dancer’s Skips	2,020.00	0.56	6,200.00	0.65
Sales-Dancer’s Booths	39,023.00	10.81	105,638.50	11.04
Sales-Dancer’s Fines	4,213.00	1.17	13,355.00	1.40
Sales-Poker Chip Fee	10,976.50	3.04	37,970.25	3.97
DSR Over/ Short	0.00	0.00	280.00	0.03
Other Income	0.00	0.00	7,601.00	0.79
Sales Discounts	0.00	0.00	69.00	0.01

Total Revenues	361,058.00	100.00	957,193.75	100.00

Cost of Sales
Cost of Sales-Food & Bev	3,149.89	0.87	13,956.07	1.46
Cost of Sales- Contract Labor	0.00	0.00	10,300.00	1.08
Cost of Sales-Supplies	0.00	0.00	8,578.12	0.90
Cost Of Sales-Tobacco	916.00	0.25	2,186.98	0.23
Cost of Sales-Taxi Commission	9,271.00	2.57	25,237.00	2.64
Vending Supplies	1,899.24	0.53	3,228.41	0.34

Total Cost of Sales	15,236.13	4.22	63,486.58	6.63

Gross Profit	345,821.87	95.78	893,707.17	93.37

Expenses
Sales Tax Payable	18,198.93	5.04	48,593.65	5.08
Accounting Expense	0.00	0.00	495.00	0.05
Advertising Expense	23,850.00	6.61	80,571.42	8.42
Decorating Expense	4,097.27	1.13	5,558.65	0.58
Auto Expenses	160.49	0.04	2,344.02	0.24
Bank Charges	191.34	0.05	688.65	0.07
Bar Supplies	1,675.18	0.46	7,198.51	0.75
Emergency Ice	1,237.09	0.34	1,237.09	0.13
Bank Card Fees/Charge Back	334.83	0.09	3,013.86	0.31
Cash Over and Short	(1,709.79)	(0.47)	(2,816.43)	(0.29)
Over Rings	0.00	0.00	360.00	0.04
Dues and Subscriptions Exp	0.00	0.00	84.90	0.01
Education Expense	0.00	0.00	4,956.68	0.52
Insurance Expense	60.99	0.02	121.90	0.01
Laundry and Cleaning Exp	609.22	0.17	791.94	0.08
Janitorial	3,800.00	1.05	18,857.22	1.97
Legal and Professional Expense	1,250.00	0.35	6,140.29	0.64
Licenses Expense	0.00	0.00	2,817.97	0.29
Maintenance Expense	645.95	0.18	11,840.36	1.24
Meals Expense	9.50	0.00	89.50	0.01
Computer & POS	0.00	0.00	248.98	0.03
Printing & Copies	0.00	0.00	1,154.95	0.12
Office Expense	716.50	0.20	3,105.00	0.32
Outside Services	3,458.96	0.96	14,713.58	1.54
Payroll Tax Expense	5,424.40	1.50	13,292.38	1.39
Property Taxes	0.00	0.00	25,772.87	2.69
Postage Expense	0.00	0.00	44.02	0.00

For Management Purposes Only

1

	Current Month		Year to Date
Rent or Lease Expense	0.00	0.00	15,466.24	1.62
Repairs Expense	3,820.68	1.06	5,732.42	0.60
Sales Promotion	31,484.92	8.72	58,029.48	6.06
Supplies Expense	153.06	0.04	4,504.84	0.47
Telephone Expense	690.92	0.19	1,965.11	0.21
Travel Expense	0.00	0.00	3,345.38	0.35
Salaries Expense	46,694.14	12.93	122,289.58	12.78
Salaries - Bonus	0.00	0.00	11,180.00	1.17
Utilities Expense	4,242.82	1.18	17,241.08	1.80
Other Expense	2,198.39	0.61	6,977.62	0.73

Total Expenses	153,295.79	42.46	498,008.71	52.03

Net Income	$192,526.08	53.32	$395,698.46	41.34

For Management Purposes Only

2

Manana Entertainment, Inc.
Income Statement
For the Four Months Ending April 30, 2007

	Current Month		Year to Date
Revenues
Sales-Cover Charge	$168,441.00	51.68	$697,698.00	54.37
Sales-VIP Cover Charges	2,530.00	0.78	8,490.00	0.66
Sales-Food & Beverages	34,739.00	10.66	134,673.00	10.50
Sales-Cigars	1,577.00	0.48	4,915.00	0.38
Sales-Champagne	360.00	0.11	2,700.00	0.21
Sales-Vending	7,674.00	2.35	13,473.00	1.05
Sales-Dancer’s House Fee	45,653.00	14.01	165,269.00	12.88
Sales-Dancer’s Merchandise	8,996.00	2.76	28,832.00	2.25
Sales-Dancer’s Skips	1,800.00	0.55	8,000.00	0.62
Sales-Dancer’s Booths	34,760.75	10.66	140,399.25	10.94
Sales-Dancer’s Fines	4,735.00	1.45	18,090.00	1.41
Sales-Poker Chip Fee	11,809.00	3.62	49,779.25	3.88
DSR Over/ Short	0.00	0.00	280.00	0.02
Other Income	2,840.00	0.87	10,441.00	0.81
Interest Income	40.34	0.01	40.34	0.00
Sales Discounts	0.00	0.00	69.00	0.01

Total Revenues	325,955.09	100.00	1,283,148.84	100.00

Cost of Sales
Cost of Sales-Food & Bev	4,120.58	1.26	18,076.65	1.41
Cost of Sales- Contract Labor	0.00	0.00	10,300.00	0.80
Cost of Sales-Supplies	0.00	0.00	8,578.12	0.67
Cost Of Sales-Tobacco	659.00	0.20	2,845.98	0.22
Cost of Sales-Taxi Commission	7,480.00	2.29	32,717.00	2.55
Vending Supplies	3,829.95	1.17	7,058.36	0.55

Total Cost of Sales	16,089.53	4.94	79,576.11	6.20

Gross Profit	309,865.56	95.06	1,203,572.73	93.80

Expenses
Sales Tax Payable	15,746.19	4.83	64,339.84	5.01
Accounting Expense	1,375.00	0.42	1,870.00	0.15
Advertising Expense	8,750.00	2.68	89,321.42	6.96
Decorating Expense	1,387.77	0.43	6,946.42	0.54
Auto Expenses	391.99	0.12	2,736.01	0.21
Bank Charges	244.11	0.07	932.76	0.07
Bar Supplies	1,607.99	0.49	8,806.50	0.69
Emergency Ice	824.50	0.25	2,061.59	0.16
Bank Card Fees/Charge Back	2,763.67	0.85	5,777.53	0.45
Cash Over and Short	(1,468.04)	(0.45)	(4,284.47)	(0.33)
Over Rings	0.00	0.00	360.00	0.03
Dues and Subscriptions Exp	0.00	0.00	84.90	0.01
Education Expense	0.00	0.00	4,956.68	0.39
Insurance Expense	60.91	0.02	182.81	0.01
Laundry and Cleaning Exp	614.96	0.19	1,406.90	0.11
Janitorial	3,950.00	1.21	22,807.22	1.78
Legal and Professional Expense	50.00	0.02	6,190.29	0.48
Licenses Expense	0.00	0.00	2,817.97	0.22
Maintenance Expense	4,286.80	1.32	16,127.16	1.26
Meals Expense	0.00	0.00	89.50	0.01
Equipment & Furnishings	900.00	0.28	900.00	0.07
Computer & POS	855.18	0.26	1,104.16	0.09
Printing & Copies	0.00	0.00	1,154.95	0.09
Office Expense	167.86	0.05	3,272.86	0.26
Outside Services	3,981.56	1.22	18,695.14	1.46
Payroll Tax Expense	4,561.06	1.40	17,853.44	1.39

For Management Purposes Only

1

	Current Month		Year to Date
Property Taxes	0.00	0.00	25,772.87	2.01
Postage Expense	0.00	0.00	44.02	0.00
Rent or Lease Expense	0.00	0.00	15,466.24	1.21
Repairs Expense	988.78	0.30	6,721.20	0.52
Sales Promotion	26,115.10	8.01	84,144.58	6.56
Supplies Expense	94.32	0.03	4,599.16	0.36
Telephone Expense	690.92	0.21	2,656.03	0.21
Travel Expense	300.00	0.09	3,645.38	0.28
Salaries Expense	43,571.25	13.37	165,860.83	12.93
Salaries - Bonus	0.00	0.00	11,180.00	0.87
Utilities Expense	4,250.53	1.30	21,491.61	1.67
Other Expense	3,200.52	0.98	10,178.14	0.79

Total Expenses	130,262.93	39.96	628,271.64	48.96

Net Income	$179,602.63	55.10	$575,301.09	44.84

For Management Purposes Only

2

Manana Entertainment, Inc.
Income Statement
For the Five Months Ending May 31, 2007

	Current Month		Year to Date
Revenues
Sales-Cover Charge	$181,738.00	51.88	$879,436.00	53.84
Sales-VIP Cover Charges	10.00	0.00	8,500.00	0.52
Sales-Food & Beverages	36,842.03	10.52	171,515.03	10.50
Sales-Cigars	1,359.00	0.39	6,274.00	0.38
Sales-Champagne	5,115.00	1.46	7,815.00	0.48
Sales-Vending	5,604.00	1.60	19,077.00	1.17
Sales-Dancer’s House Fee	52,442.00	14.97	217,711.00	13.33
Sales-Dancer’s Merchandise	7,580.75	2.16	36,412.75	2.23
Sales-Dancer’s Skips	1,760.00	0.50	9,760.00	0.60
Sales-Dancer’s Booths	34,748.00	9.92	175,147.25	10.72
Sales-Dancer’s Fines	4,960.00	1.42	23,050.00	1.41
Sales-Poker Chip Fee	17,921.00	5.12	67,700.25	4.14
DSR Over/ Short	0.00	0.00	280.00	0.02
Other Income	0.00	0.00	10,441.00	0.64
Interest Income	192.15	0.05	232.49	0.01
Sales Discounts	0.00	0.00	69.00	0.00

Total Revenues	350,271.93	100.00	1,633,420.77	100.00

Cost of Sales
Cost of Sales-Food & Bev	4,900.49	1.40	22,977.14	1.41
Cost of Sales- Contract Labor	0.00	0.00	10,300.00	0.63
Cost of Sales-Supplies	0.00	0.00	8,578.12	0.53
Cost Of Sales-Tobacco	184.00	0.05	3,029.98	0.19
Cost of Sales-Taxi Commission	14,511.00	4.14	47,228.00	2.89
Vending Supplies	2,795.90	0.80	9,854.26	0.60

Total Cost of Sales	22,391.39	6.39	101,967.50	6.24

Gross Profit	327,880.54	93.61	1,531,453.27	93.76

Expenses
Sales Tax Payable	17,066.90	4.87	81,406.74	4.98
Accounting Expense	1,310.00	0.37	3,180.00	0.19
Advertising Expense	20,400.00	5.82	109,721.42	6.72
Decorating Expense	757.75	0.22	7,704.17	0.47
Auto Expenses	319.53	0.09	3,055.54	0.19
Bank Charges	0.00	0.00	932.76	0.06
Bar Supplies	2,632.11	0.75	11,438.61	0.70
Emergency Ice	150.00	0.04	2,211.59	0.14
Bank Card Fees/Charge Back	2,806.08	0.80	8,583.61	0.53
Cash Over and Short	(1,112.46)	(0.32)	(5,396.93)	(0.33)
Over Rings	0.00	0.00	360.00	0.02
Dues and Subscriptions Exp	49.00	0.01	133.90	0.01
Education Expense	0.00	0.00	4,956.68	0.30
Insurance Expense	60.91	0.02	243.72	0.01
Laundry and Cleaning Exp	752.87	0.21	2,159.77	0.13
Janitorial	3,957.83	1.13	26,765.05	1.64
Legal and Professional Expense	0.00	0.00	6,190.29	0.38
Licenses Expense	0.00	0.00	2,817.97	0.17
Maintenance Expense	3,775.81	1.08	19,902.97	1.22
Meals Expense	0.00	0.00	89.50	0.01
Music and Entertainment Exp	55.24	0.02	55.24	0.00
Equipment & Furnishings	0.00	0.00	900.00	0.06
Computer & POS	127.78	0.04	1,231.94	0.08
Printing & Copies	789.79	0.23	1,944.74	0.12
Office Expense	374.17	0.11	3,647.03	0.22
Outside Services	2,927.66	0.84	21,622.80	1.32

For Management Purposes Only

1

	Current Month		Year to Date
Payroll Tax Expense	4,176.16	1.19	22,029.60	1.35
Property Taxes	0.00	0.00	25,772.87	1.58
Postage Expense	0.00	0.00	44.02	0.00
Rent or Lease Expense	0.00	0.00	15,466.24	0.95
Repairs Expense	97.34	0.03	6,818.54	0.42
Sales Promotion	29,627.14	8.46	113,771.72	6.97
Supplies Expense	158.29	0.05	4,757.45	0.29
Telephone Expense	600.00	0.17	3,256.03	0.20
Travel Expense	0.00	0.00	3,645.38	0.22
Salaries Expense	42,668.08	12.18	208,528.91	12.77
Salaries - Bonus	0.00	0.00	11,180.00	0.68
Utilities Expense	4,922.97	1.41	26,414.58	1.62
Other Expense	2,847.79	0.81	13,025.93	0.80

Total Expenses	142,298.74	40.63	770,570.38	47.18

Net Income	$185,581.80	52.98	$760,882.89	46.58

For Management Purposes Only

2

Manana Entertainment, Inc.
Income Statement
For the Six Months Ending June 30, 2007

	Current Month		Year to Date
Revenues
Sales-Cover Charge	$203,556.00	53.11	$1,082,992.00	53.70
Sales-VIP Cover Charges	11,130.00	2.90	19,630.00	0.97
Sales-Food & Beverages	38,612.00	10.07	210,127.03	10.42
Sales-Cigars	1,332.00	0.35	7,606.00	0.38
Sales-Frozen Drinks	8.00	0.00	8.00	0.00
Sales-Champagne	360.00	0.09	8,175.00	0.41
Sales-Vending	6,038.00	1.58	25,115.00	1.25
Sales-Dancer’s House Fee	52,914.00	13.80	270,625.00	13.42
Sales-Dancer’s Merchandise	7,274.00	1.90	43,686.75	2.17
Sales-Dancer’s Skips	3,100.00	0.81	12,860.00	0.64
Sales-Dancer’s Booths	35,898.50	9.37	211,045.75	10.46
Sales-Dancer’s Fines	3,607.00	0.94	26,657.00	1.32
Sales-Poker Chip Fee	19,243.75	5.02	86,944.00	4.31
Sales-Over Ring	0.00	0.00	0.00	0.00
DSR Over/ Short	0.00	0.00	280.00	0.01
Other Income	0.00	0.00	10,441.00	0.52
Interest Income	231.48	0.06	463.97	0.02
Finance Charge Income	0.00	0.00	0.00	0.00
Shipping Charges Reimbursed	0.00	0.00	0.00	0.00
Sales Discounts	0.00	0.00	69.00	0.00

Total Revenues	383,304.73	100.00	2,016,725.50	100.00

Cost of Sales
Cost of Sales-Food & Bev	4,206.05	1.10	27,183.19	1.35
Cost of Sales- Contract Labor	0.00	0.00	10,300.00	0.51
Cost of Sales-Supplies	0.00	0.00	8,578.12	0.43
Cost Of Sales-Tobacco	956.45	0.25	3,986.43	0.20
Cost of Sales-Salaries and Wag	0.00	0.00	0.00	0.00
Cost of Sales-Taxi Commission	10,827.00	2.82	58,055.00	2.88
Cost Of Sales - Sales Tax	0.00	0.00	0.00	0.00
Vending Supplies	3,491.42	0.91	13,345.68	0.66

Total Cost of Sales	19,480.92	5.08	121,448.42	6.02

Gross Profit	363,823.81	94.92	1,895,277.08	93.98

Expenses
Sales Tax Payable	19,336.86	5.04	100,743.60	5.00
Accounting Expense	2,470.00	0.64	5,650.00	0.28
Advertising Expense	17,225.00	4.49	126,946.42	6.29
Decorating Expense	0.00	0.00	7,704.17	0.38
Auto Expenses	311.42	0.08	3,366.96	0.17
Contract Labor	0.00	0.00	0.00	0.00
Bank Charges	0.00	0.00	932.76	0.05
Bar Supplies	2,047.34	0.53	13,485.95	0.67
Emergency Ice	0.00	0.00	2,211.59	0.11
Bank Card Fees/Charge Back	8,299.14	2.17	16,882.75	0.84
Cash Over and Short	(1,160.26)	(0.30)	(6,557.19)	(0.33)
Over Rings	0.00	0.00	360.00	0.02
Commissions and Fees Exp	0.00	0.00	0.00	0.00
Dues and Subscriptions Exp	0.00	0.00	133.90	0.01
Gifts Expense	0.00	0.00	0.00	0.00
Education Expense	0.00	0.00	4,956.68	0.25
Income Tax Expense	0.00	0.00	0.00	0.00
Insurance Expense	60.91	0.02	304.63	0.02
Interest Expense	0.00	0.00	0.00	0.00
Laundry and Cleaning Exp	632.24	0.16	2,792.01	0.14

For Management Purposes Only

1

	Current Month		Year to Date
Janitorial	4,200.00	1.10	30,965.05	1.54
Legal and Professional Expense	0.00	0.00	6,190.29	0.31
Licenses Expense	50.00	0.01	2,867.97	0.14
Loss on NSF Checks	0.00	0.00	0.00	0.00
Maintenance Expense	682.64	0.18	20,585.61	1.02
Meals Expense	0.00	0.00	89.50	0.00
Music and Entertainment Exp	2,364.86	0.62	2,420.10	0.12
Equipment & Furnishings	115.00	0.03	1,015.00	0.05
Computer & POS	0.00	0.00	1,231.94	0.06
Printing & Copies	75.00	0.02	2,019.74	0.10
Office Expense	300.00	0.08	3,947.03	0.20
Outside Services	6,064.31	1.58	27,687.11	1.37
Payroll Tax Expense	7,759.14	2.02	29,788.74	1.48
Penalties and Fines Exp	0.00	0.00	0.00	0.00
Other Taxes	0.00	0.00	0.00	0.00
Property Taxes	0.00	0.00	25,772.87	1.28
Postage Expense	0.00	0.00	44.02	0.00
Rent or Lease Expense	0.00	0.00	15,466.24	0.77
Repairs Expense	380.19	0.10	7,198.73	0.36
Sales Promotion	25,348.39	6.61	139,120.11	6.90
Supplies Expense	150.98	0.04	4,908.43	0.24
Taxi Commissions	0.00	0.00	0.00	0.00
Telephone Expense	600.41	0.16	3,856.44	0.19
Travel Expense	0.00	0.00	3,645.38	0.18
Salaries Expense	67,818.53	17.69	276,347.44	13.70
Wages Expense	0.00	0.00	0.00	0.00
Salaries - Bonus	0.00	0.00	11,180.00	0.55
Utilities Expense	5,840.27	1.52	32,254.85	1.60
Other Expense	1,519.57	0.40	14,545.50	0.72
Purchase Disc-Expense Items	0.00	0.00	0.00	0.00

Total Expenses	172,491.94	45.00	943,062.32	46.76

Net Income	$191,331.87	49.92	$952,214.76	47.22

For Management Purposes Only

2

Manana Entertainment, Inc.
Income Statement
For the Seven Months Ending July 31, 2007

	Current Month		Year to Date
Revenues
Sales-Cover Charge	$189,268.00	51.46	$1,272,260.00	53.35
Sales-VIP Cover Charges	14,275.00	3.88	33,905.00	1.42
Sales-Food & Beverages	37,856.00	10.29	247,983.03	10.40
Sales-Cigars	892.00	0.24	8,498.00	0.36
Sales-Frozen Drinks	0.00	0.00	8.00	0.00
Sales-Champagne	1,260.00	0.34	9,435.00	0.40
Sales-Vending	6,435.00	1.75	31,550.00	1.32
Sales-Dancer’s House Fee	48,165.00	13.10	318,790.00	13.37
Sales-Dancer’s Merchandise	7,708.00	2.10	51,394.75	2.16
Sales-Dancer’s Skips	2,780.00	0.76	15,640.00	0.66
Sales-Dancer’s Booths	32,635.00	8.87	243,680.75	10.22
Sales-Dancer’s Fines	4,868.00	1.32	31,525.00	1.32
Sales-Poker Chip Fee	21,333.75	5.80	108,277.75	4.54
DSR Over/ Short	0.00	0.00	280.00	0.01
Other Income	0.00	0.00	10,441.00	0.44
Interest Income	243.83	0.07	707.80	0.03
Sales Discounts	80.00	0.02	149.00	0.01

Total Revenues	367,799.58	100.00	2,384,525.08	100.00

Cost of Sales
Cost of Sales-Food & Bev	4,163.56	1.13	31,346.75	1.31
Cost of Sales- Contract Labor	0.00	0.00	10,300.00	0.43
Cost of Sales-Supplies	0.00	0.00	8,578.12	0.36
Cost Of Sales-Tobacco	0.00	0.00	3,986.43	0.17
Cost of Sales-Taxi Commission	5,955.00	1.62	64,010.00	2.68
Vending Supplies	2,862.01	0.78	16,207.69	0.68

Total Cost of Sales	12,980.57	3.53	134,428.99	5.64

Gross Profit	354,819.01	96.47	2,250,096.09	94.36

Expenses
Sales Tax Payable	18,396.06	5.00	119,139.66	5.00
Accounting Expense	500.00	0.14	6,150.00	0.26
Advertising Expense	16,283.00	4.43	143,229.42	6.01
Decorating Expense	0.00	0.00	7,704.17	0.32
Auto Expenses	205.00	0.06	3,571.96	0.15
Bank Charges	0.00	0.00	932.76	0.04
Bar Supplies	2,625.60	0.71	16,111.55	0.68
Emergency Ice	225.00	0.06	2,436.59	0.10
Bank Card Fees/Charge Back	13,676.31	3.72	30,559.06	1.28
Cash Over and Short	(909.10)	(0.25)	(7,466.29)	(0.31)
Over Rings	0.00	0.00	360.00	0.02
Dues and Subscriptions Exp	0.00	0.00	133.90	0.01
Gifts Expense	2,500.00	0.68	2,500.00	0.10
Education Expense	0.00	0.00	4,956.68	0.21
Insurance Expense	181.91	0.05	486,54	0.02
Laundry and Cleaning Exp	852.03	0.23	3,644.04	0.15
Janitorial	4,522.23	1.23	35,487.28	1.49
Legal and Professional Expense	0.00	0.00	6,190.29	0.26
Licenses Expense	0.00	0.00	2,867.97	0.12
Maintenance Expense	2,480.42	0.67	23,066.03	0.97
Meals Expense	881.53	0.24	971.03	0.04
Music and Entertainment Exp	55.24	0.02	2,475.34	0.10
Equipment & Furnishings	0.00	0.00	1,015.00	0.04
Computer & POS	0.00	0.00	1,231.94	0.05
Printing & Copies	925.00	0.25	2,944.74	0.12

For Management Purposes Only

1

	Current Month		Year to Date
Office Expense	414.84	0.11	4,361.87	0.18
Outside Services	7,452.57	2.03	35,139.68	1.47
Payroll Tax Expense	5,127.45	1.39	34,916.19	1.46
Property Taxes	0.00	0.00	25,772.87	1.08
Postage Expense	0.00	0.00	44.02	0.00
Rent or Lease Expense	0.00	0.00	15,466.24	0.65
Repairs Expense	161.57	0.04	7,360.30	0.31
Sales Promotion	37,292.34	10.14	176,412.45	7.40
Supplies Expense	274.95	0.07	5,183.38	0.22
Telephone Expense	598.10	0.16	4,454.54	0.19
Travel Expense	0.00	0.00	3,645.38	0.15
Salaries Expense	44,396.20	12.07	320,743.64	13.45
Salaries - Bonus	0.00	0.00	11,180.00	0.47
Utilities Expense	4,626.59	1.26	36,881.44	1.55
Other Expense	1,818.47	0.49	16,363.97	0.69

Total Expenses	165,563.31	45.01	1,108,625.63	46.49

Net Income	$189,255.70	51.46	$1,141,470.46	47.87

For Management Purposes Only

2

Manana Entertainment, Inc.
Income Statement
For the Eight Months Ending August 31, 2007

	Current Month		Year to Date
Revenues
Sales-Cover Charge	$184,574.00	52.06	$1,456,834.00	53.19
Sales-VIP Cover Charges	13,220.00	3.73	47,125.00	1.72
Sales-Food & Beverages	37,977.00	10.71	285,960.03	10.44
Sales-Cigars	738.00	0.21	9,236.00	0.34
Sales-Frozen Drinks	0.00	0.00	8.00	0.00
Sales-Champagne	270.00	0.08	9,705.00	0.35
Sales-Vending	5,394.00	1.52	36,944.00	1.35
Sales-Dancer’s House Fee	50,120.00	14.14	368,910.00	13.47
Sales-Dancer’s Merchandise	10,199.00	2.88	61,593.75	2.25
Sales-Dancer’s Skips	3,440.00	0.97	19,080.00	0.70
Sales-Dancer’s Booths	33,009.00	9.31	276,689.75	10.10
Sales-Dancer’s Fines	3,099.00	0.87	34,624.00	1.26
Sales-Poker Chip Fee	12,319.75	3.48	120,597.50	4.40
DSR Over/ Short	0.00	0.00	280.00	0.01
Other Income	0.00	0.00	10,441.00	0.38
Interest Income	162.45	0.05	870.25	0.03
Sales Discounts	0.00	0.00	149.00	0.01

Total Revenues	354,522.20	100.00	2,739,047.28	100.00

Cost of Sales
Cost of Sales-Food & Bev	5,418.28	1.53	36,765.03	1.34
Cost of Sales- Contract Labor	0.00	0.00	10,300.00	0.38
Cost of Sales-Supplies	0.00	0.00	8,578.12	0.31
Cost Of Sales-Tobacco	415.00	0.12	4,401.43	0.16
Cost of Sales-Taxi Commission	8,599.00	2.43	72,609.00	2.65
Vending Supplies	2,437.38	0.69	18,645.07	0.68

Total Cost of Sales	16,869.66	4.76	151,298.65	5.52

Gross Profit	337,652.54	95.24	2,587,748.63	94.48

Expenses
Sales Tax Payable	17,955.25	5.06	137,094.91	5.01
Accounting Expense	0.00	0.00	6,150.00	0.22
Advertising Expense	21,100.00	5.95	164,329.42	6.00
Decorating Expense	757.75	0.21	8,461.92	0.31
Auto Expenses	208.01	0.06	3,779.97	0.14
Bank Charges	5,047.03	1.42	5,979.79	0.22
Bar Supplies	3,253.30	0.92	19,364.85	0.71
Emergency Ice	225.00	0.06	2,661.59	0.10
Bank Card Fees/Charge Back	0.00	0.00	30,559.06	1.12
Cash Over and Short	(1,095.10)	(0.31)	(8,561.39)	(0.31)
Over Rings	0.00	0.00	360.00	0.01
Dues and Subscriptions Exp	0.00	0.00	133.90	0.00
Gifts Expense	0.00	0.00	2,500.00	0.09
Education Expense	0.00	0.00	4,956.68	0.18
Insurance Expense	60.91	0.02	547.45	0.02
Laundry and Cleaning Exp	757.85	0.21	4,401.89	0.16
Janitorial	6,800.00	1.92	42,287.28	1.54
Legal and Professional Expense	0.00	0.00	6,190.29	0.23
Licenses Expense	0.00	0.00	2,867.97	0.10
Maintenance Expense	1,369.29	0.39	24,435.32	0.89
Meals Expense	0.00	0.00	971.03	0.04
Music and Entertainment Exp	55.24	0.02	2,530.58	0.09
Equipment & Furnishings	0.00	0.00	1,015.00	0.04
Computer & POS	0.00	0.00	1,231.94	0.04
Printing & Copies	0.00	0.00	2,944.74	0.11

For Management Purposes Only

1

	Current Month		Year to Date
Office Expense	124.16	0.04	4,486.03	0.16
Outside Services	3,524.74	0.99	38,664.42	1.41
Payroll Tax Expense	5,400.03	1.52	40,316.22	1.47
Property Taxes	0.00	0.00	25,772.87	0.94
Postage Expense	0.00	0.00	44.02	0.00
Rent or Lease Expense	0.00	0.00	15,466.24	0.56
Repairs Expense	(380.00)	(0.11)	6,980.30	0.25
Sales Promotion	27,336.59	7.71	203,749.04	7.44
Supplies Expense	251.56	0.07	5,434.94	0.20
Telephone Expense	601.43	0.17	5,055.97	0.18
Travel Expense	0.00	0.00	3,645.38	0.13
Salaries Expense	50,328.81	14.20	371,072.45	13.55
Salaries - Bonus	0.00	0.00	11,180.00	0.41
Utilities Expense	4,938.46	1.39	41,819.90	1.53
Other Expense	1,804.76	0.51	18,168.73	0.66

Total Expenses	150,425.07	42.43	1,259,050.70	45.97

Net Income	$187,227.47	52.81	$1,328,697.93	48.51

For Management Purposes Only

2

Manana Entertainment, Inc.
Income Statement
For the Nine Months Ending September 30, 2007

	Current Month		Year to Date
Revenues
Sales-Cover Charge	$209,142.60	50.83	$1,665,976.60	52.88
Sales-VIP Cover Charges	16,050.00	3.90	63,175.00	2.01
Sales-Food & Beverages	40,125.50	9.75	326,085.53	10.35
Sales-Cigars	1,300.00	0.32	10,536.00	0.33
Sales-Frozen Drinks	0.00	0.00	8.00	0.00
Sales-Champagne	360.00	0.09	10,065.00	0.32
Sales-Vending	6,623.00	1.61	43,567.00	1.38
Sales-Dancer’s House Fee	46,800.00	11.38	415,710.00	13.20
Sales-Dancer’s Merchandise	8,789.00	2.14	70,382.75	2.23
Sales-Dancer’s Skips	5,040.00	1.23	24,120.00	0.77
Sales-Dancer’s Booths	52,265.00	12.70	328,954.75	10.44
Sales-Dancer’s Fines	6,741.00	1.64	41,365.00	1.31
Sales-Poker Chip Fee	17,976.75	4.37	138,574.25	4.40
DSR Over/ Short	0.00	0.00	280.00	0.01
Other Income	0.00	0.00	10,441.00	0.33
Interest Income	205.91	0.05	1,076.16	0.03
Sales Discounts	0.00	0.00	149.00	0.00

Total Revenues	411,418.76	100.00	3,150,466.04	100.00

Cost of Sales
Cost of Sales-Food & Bev	4,228.09	1.03	40,993.12	1.30
Cost of Sales- Contract Labor	0.00	0.00	10,300.00	0.33
Cost of Sales-Supplies	0.00	0.00	8,578.12	0.27
Cost Of Sales-Tobacco	607.00	0.15	5,008.43	0.16
Cost of Sales-Taxi Commission	10,585.00	2.57	83,194.00	2.64
Vending Supplies	2,581.45	0.63	21,226.52	0.67

Total Cost of Sales	18,001.54	4.38	169,300.19	5.37

Gross Profit	393,417.22	95.62	2,981,165.85	94.63

Expenses
Sales Tax Payable	20,245.33	4.92	157,340.24	4.99
Accounting Expense	0.00	0.00	6,150.00	0.20
Advertising Expense	14,925.00	3.63	179,254.42	5.69
Decorating Expense	1,202.66	0.29	9,664.58	0.31
Auto Expenses	165.00	0.04	3,944.97	0.13
Bank Charges	0.00	0.00	5,979.79	0.19
Bar Supplies	1,799.95	0.44	21,164.80	0.67
Emergency Ice	675.00	0.16	3,336.59	0.11
Bank Card Fees/Charge Back	2,437.32	0.59	32,996.38	1.05
Cash Over and Short	(629.87)	(0.15)	(9,191.26)	(0.29)
Over Rings	0.00	0.00	360.00	0.01
Dues and Subscriptions Exp	0.00	0.00	133.90	0.00
Gifts Expense	0.00	0.00	2,500.00	0.08
Education Expense	0.00	0.00	4,956.68	0.16
Insurance Expense	60.91	0.01	608.36	0.02
Laundry and Cleaning Exp	687.60	0.17	5,089.49	0.16
Janitorial	4,480.00	1.09	46,767.28	1.48
Legal and Professional Expense	800.00	0.19	6,990.29	0.22
Licenses Expense	0.00	0.00	2,867.97	0.09
Maintenance Expense	2,176.59	0.53	26,611.91	0.84
Meals Expense	0.00	0.00	971.03	0.03
Music and Entertainment Exp	55.24	0.01	2,585.82	0.08
Equipment & Furnishings	0.00	0.00	1,015.00	0.03
Computer & POS	0.00	0.00	1,231.94	0.04
Printing & Copies	0.00	0.00	2,944.74	0.09

For Management Purposes Only

1

	Current Month		Year to Date
Office Expense	300.42	0.07	4,786.45	0.15
Outside Services	2,674.18	0.65	41,338.60	1.31
Payroll Tax Expense	5,153.42	1.25	45,469.64	1.44
Property Taxes	0.00	0.00	25,772.87	0.82
Postage Expense	0.00	0.00	44.02	0.00
Rent or Lease Expense	15,466.24	3.76	30,932.48	0.98
Repairs Expense	28.96	0.01	7,009.26	0.22
Sales Promotion	26,949.88	6.55	230,698.92	7.32
Supplies Expense	399.78	0.10	5,834.72	0.19
Telephone Expense	579.55	0.14	5,635.52	0.18
Travel Expense	0.00	0.00	3,645.38	0.12
Salaries Expense	46,444.59	11.29	417,517.04	13.25
Salaries - Bonus	0.00	0.00	11,180.00	0.35
Utilities Expense	5,361.94	1.30	47,181.84	1.50
Other Expense	28,837.03	7.01	47,005.76	1.49

Total Expenses	181,276.72	44.06	1,440,327.42	45.72

Net Income	$212,140.50	51.56	$1,540,838.43	48.91

For Management Purposes Only

2

SCHEDULE 5.3(b)

EXCEPTIONS TO REFERENCE FINANCIAL DATA

1.             POKER CHIPS:  Shareholder shall indemnify Purchaser for any liability as a result of any outstanding poker chips as of the Effective Date (currently black and will remain the same color) (redeemable Dance Dollars). Purchaser will as of the Effective Date change the color of the poker chips used by Purchaser to another color other than black.

2.             Due to/from Golden Account shall be eliminated. Purchaser shall have no right to collect same.

3.             N/T Shareholder Account shall be eliminated. Purchaser shall have no liability as to same.

/s/ BF
Initials	Initials

SCHEDULE 5.3(c)

EXCEPTIONS TO FINANCIAL DATA/MATERIAL ADVERSE EFFECTS

NONE

/s/ MO	/s/ BF
Initials	Initials

SCHEDULE 5.5

EXCEPTIONS TO CONSENTS AND APPROVALS

License to be issued by the City of Dallas, Texas, as set forth in the Dallas City Code, Section 41A-4, giving Purchaser the right to operate the Business.

/s/ MO	/s/ BF
Initials	Initials

SCHEDULE 5.6

EXCEPTIONS TO LITIGATION

Case No. 306-CV-302 styled Venture Plus Enterprises vs. Golden Productions JGC Forst Worth, LLC, this case will be defended by Shareholder who shall indemnify and hold harmless Purchaser.

/s/ MO	/s/ BF
Initials	Initials

SCHEDULE 5.7

EXCEPTIONS TO COMPLIANCE WITH LAWS

NONE

/s/ MO	/s/ BF
Initials	Initials

The follow documents were attached to the Stock Purchase Agreement but were omitted from this form 8K because they are not material because physical document was included in the due diligence package:

Certificate of Occupancy Dallas (Land Use: Commercial Amusement) Issued: 7/17/2006

City of Dallas, Texas License- Sexually Oriented Business Expires: 1/31/2008

Texas Sales and Use Tax Permit Effective: 6/26/2006

Dallas Food Products Permit Issued: 6/7/2006

“Exactitude” Leadership Concepts LLC (Texas Food Protection Mgmt) Issued: 12/22/2007

Security Alarm Permit Expires: 6/30/2008

Texas Sales and use Tax Permit

Food Protection and Education Division (Inspection Report)

SCHEDULE 5.8

EXCEPTIONS TO TAX MATTERS

The 2006 IRS Form 1120 has not yet been filed. Seller shall proceed to file said return by January 31, 2008, and will remain liable for any tax due thereon and indemnify and hold harmless Purchaser from any such taxes, penalties and interest due thereon. Seller will make return available to Purchaser for review.

/s/ MO	/s/ BF
Initials	Initials

SCHEDULE 5.9

REAL PROPERTY

[See Exhibit 10.7 to this Current Report on Form 8-K]

SCHEDULE 5.10

EXCEPTIONS TO MATERIAL CONTRACTS

SEE ATTACHMENTS.

/s/ BF	/s/ MO
Initials	Initials

Charles Baum

From:	Kevin R. Richardson [Richierich@jaguarsgold.net]
Sent:	Thursday, October 25, 2007 9:30 AM
To:	Charles Baum
Subject:	FW: Dallas Contracts

---- Original Message ----

From: RWR03 [mailto:rob@jaguarsgold.net]

Sent: Tuesday, October 23, 2007 8:56 PM

To: Rich Jaguars

Subject: Dallas Contracts

Rich,

Here is a list of contracts the Dallas Club is currently responsible for.

1.	Dallas Observer –	expires Dec 27, 2007 Min. 1/4 page ad per week 1/2 page ads have been placed for November

2.	Impact Outdoor –	I-30/FERGUSON Billboard Expires JUNE 1, 2008 $2,400/month FIRST AND LAST MONTHS RENT ALREADY PAID.

3.	Ralston Outdoor–

11640 STEMMONS - $750/MONTH
10512 HARRY HINES $1,000
Both boards have a six month
contract which expired
June 1, 2007. We have just
continued the boards without
a contract.
30 days written notice to
terminate.

4.	JGC Media–	Jaguarsgold.net $100/month

5.	Wild On Dallas–	no contract - $350/month

6.	Yellow Cab	contract expires Dec 1st $4,375 per month

8.	KLLI Radio	$2,500/month no contract

Please let me know if I can do anything else to assist.

Rob

1

VENDOR	SERVICE	FREQUENCY	PAID	AMOUNT		PHONE
ABC Pest Control	Insect Control	Monthly Service	Monthly Charge	$95.04		(469) 549-7300
Admiral Linen	Towels & Tablecloths	As Needed	Monthly Charge		329393900	(817) 429-8350
Advanced Beverages	Juices - Post Mix	As Needed	Monthly Charge			(972) 488-9339
ASCAP	Music License - CONTRACT - Due Jan 1, 2008	Annual	Annual Charge	$1,376.00	500606014	(800) 505-4052
AT&T	Phone Service -1 yr. CONTRACT Til October 31, 2008	Monthly Service	Monthly Charge			(800) 559-7928
Atmos Energy	Natural Gas Service	Monthly Service	Monthly Charge		002186869	(888) 286-6700
Bar Mart Supply	Bar Supplies Toiletries & Janitorial	As Needed	Bi-Monthly Charge		1201450	(817) 589-2518
Better Business Systems	Cash Register Repair (Warranty Good Til 02/08)	As Needed	COD			(972) 557-0700
Casa dos Charutos	Cigar Vendor	As Needed	COD			(214) 912-7862
City Of Dallas Water	Water Service - 2 Meters	Monthly Service	Monthly Charge		241-1354315-003	(817) 392-4477
Covad	Internet Service CONTRACT Til October 31, 2008	Monthly Service	Monthly Charge
Dallas Observer	Newsprint - CONTRACT 1/4 Page Per Week Til 12/27/07	Monthly Contract til	Pre Pay Monthly	$1100.00/wk	118073	(214) 869-4653
Digiview	Security Cameras	Service As Needed	COD			(469) 233-0148
Direct TV	Satelite - Sports Pkg. Paid Til 6-30-08 $185.50 Per Mo.	Monthly Service	Monthly Charge	$55.24		(888) 388-4249
Discount Cigarettes	Cigarettes for Vending	As Needed	COD			(972) 276-8944
Dust Doctor	Janitorial Service	Daily Service	Bi-Monthly Charge	$1900.00 BiW		(214) 457-0045
Farmers Insurance	Van Insurance - Paid through 12/07	Monthly Service	Pre Pay - 6 Months			(817) 282-8875
Fire Safety Solutions	Fire Alarm System Service & Monitor Paid Til 12-31-07	Quarterly	Pre Pay Quarterly	$42.50		(214) 217-3774
First Class Audio	Light & Sound Repair	As Needed	COD			(972) 682-5443
Front Line Security	Security Guard	Monthly Service	Monthly Charge			(972) 243-0420
Green Guard	First Aid Cabinet	As Needed	Monthly Charge		02-JGCL	(214) 344-1100
Impact Outdoor	Billboard - CONTRACT til 06/1/08 LAST MO. PD.	Monthly Service	Monthly Charge	$2,400.00	2268	(214) 373-0200
KLLI Radio	Radio Advertisment	Monthly Service	Pre Pay Monthly	$1250.00/wk	51908	(214) 630-3011
Pepsi	Post Mix - CONTRACT til 5/14/12	As Needed	COD		7146787	(214) 241-4040
Ralston	Billboard - NO CONTRACT - Month to Month	Monthly Service	Monthly Charge	$1,750.00		(915) 362-9206
Reliant Metro	CO2 Tank Rental - Paid Til 12-31-07	Monthly Service	Monthly Charge	$38.50		(915) 362-9206
Rone’ Security	Security Alarm - Paid til 11/30/07	Quarterly	Pre Pay Quarterly	$27.01	452	(972) 291-7977
Strategic Energy	Electrical Service CONTRACT - August 09	Monthly Service	Monthly Charge	$4,200.00		(888) 925-9115
Thermal Cool	Ice Machine Repair	As Needed	COD			(972) 772-7455
Waste Management	Trash Pick-up	Daily Service	Monthly Charge	$325.00		(800) 772-8653

VENDOR	SERVICE	FREQUENCY	PAID	AMOUNT		PHONE
ABC Pest Control	Insect Control	Monthly Service	Monthly Charge	$95.04		(469) 549-7300
Admiral Linen	Towels & Tablecloths	As Needed	Monthly Charge		329393900	(817) 429-8350
Advanced Beverages	Juices - Post Mix	As Needed	Monthly Charge			(972) 488-9339
ASCAP	Music License - CONTRACT - Due Jan 1, 2008	Annual	Annual Charge	$1,376.00	500606014	(800) 505-4052
AT&T	Phone Service - 1 yr. CONTRACT Til October 31, 2008	Monthly Service	Monthly Charge			(800) 559-7928
Atmos Energy	Natural Gas Service	Monthly Service	Monthly Charge		002186869	(888) 286-6700
Bar Mart Supply	Bar Supplies Toiletries & Janitorial	As Needed	Bi-Monthly Charge		1201450	(817) 589-2518
Better Business Systems	Cash Register Repair (Warranty Good Til 02/08)	As Needed	COD			(972) 557-0700
Casa dos Charutos	Cigar Vendor	As Needed	COD			(214) 912-7862
City Of Dallas Water	Water Service - 2 Meters	Monthly Service	Monthly Charge		241-1354315-003	(817) 392-4477
Covad	Internet Service CONTRACT Til October 31, 2008	Monthly Service	Monthly Charge
Dallas Observer	Newsprint - CONTRACT 1/4 Page Per Week Til 12/27/07	Monthly Contract til	Pre Pay Monthly	$1100.00/wk	118073	(214) 869-4653
Digiview	Security Cameras	Service As Needed	COD			(469) 233-0148
Direct TV	Satelite - Sports Pkg. Paid Til 6-30-08 $185.50 Per Mo.	Monthly Service	Monthly Charge	$55.24		(888) 388-4249
Discount Cigarettes	Cigarettes for Vending	As Needed	COD			(972) 276-8944
Dust Doctor	Janitorial Service	Daily Service	Bi-Monthly Charge	$1900.00 BiW		(214) 457-0045
Farmers Insurance	Van Insurance - Paid through 12/07	Monthly Service	Pre Pay - 6 Months			(817) 282-8875
Fire Safety Solutions	Fire Alarm System Service & Monitor Paid Til 12-31-07	Quarterly	Pre Pay Quarterly	$42.50		(214) 217-3774
First Class Audio	Light & Sound Repair	As Needed	COD			(972) 682-5443
Front Line Security	Security Guard	Monthly Service	Monthly Charge			(972) 243-0420
Green Guard	First Aid Cabinet	As Needed	Monthly Charge		02-JGCL	(214) 344-1100
Impact Outdoor	Billboard - CONTRACT til 06/1/08 LAST MO. PD.	Monthly Service	Monthly Charge	$2,400.00	2268	(214) 373-0200
KLLI Radio	Radio Advertisment	Monthly Service	Pre Pay Monthly	$1250.00/wk	51908	(214) 630-3011
Pepsi	Post Mix - CONTRACT til 5/14/12	As Needed	COD		7146787	(214) 241-4040
Ralston	Billboard - NO CONTRACT - Month to Month	Monthly Service	Monthly Charge	$1,750.00		(915) 362-9206
Reliant Metro	CO2 Tank Rental - Paid Til 12-31-07	Monthly Service	Monthly Charge	$38.50		(915) 362-9206
Rone’ Security	Security Alarm - Paid til 11/30/07	Quarterly	Pre Pay Quarterly	$27.01	452	(972) 291-7977
Strategic Energy	Electrical Service CONTRACT - August 09	Monthly Service	Monthly Charge	$4,200.00		(888) 925-9115
Thermal Cool	Ice Machine Repair	As Needed	COD			(972) 772-7455
Waste Management	Trash Pick-up	Daily Service	Monthly Charge	$325.00		(800) 772-8653

SCHEDULE 5.11

EXCEPTIONS TO PERSONAL PROPERTY

CASH IN EXCESS OF $12,000.00

ALL CREDIT CARD CREDITS AND ATM FEES PRIOR TO THE EFFECTIVE DATE

ONE VAN

TWO ATM MACHINES

/s/ BF	/s/ MO
Initials	Initials

SCHEDULE 5.12

EXCEPTIONS TO ENVIRONMENTAL AND SAFETY MATTERS

NONE

/s/ BF	/s/ MO
Initials	Initials

SCHEDULE 5.13

EXCEPTIONS TO EMPLOYEE RELATIONS

1.             NONE

2.             Shareholder hereby agrees that Exhibit A collectively hereby contains the following which Shareholder represents as being the records and/or documents used by the Business as same relates to its independent contractors and employees, hereby agrees to supply to the Purchaser a list of all employees.

a.             pay plans

b.             bonus plans

c.             sample Independent Contractor forms

d.             normal and customary employee forms

/s/ BF	/s/ MO
Initials	Initials

We have omitted information regarding payroll for employees and independent contractor rates because we deem such information not to be material. This exhibit included a schedule of the employee name, rate, and employee number. Further it included a list of all entertainers who are independent contractors.

SCHEDULE 5.15

EXCEPTIONS TO ABSENCE OF CHANGES

NONE

/s/ BF	/s/ MO
Initials	Initials

SCHEDULE 8.6(a)

COVENANT NOT TO COMPETE (SHAREHOLDER) (PRIOR OWNER)

[See Exhibit 10.2 to this Current Report on Form 8-K]

SCHEDULE 8.6(b)

COVENANT NOT TO COMPETE (RICHARD RICHARDSON)

[See Exhibit 10.3 to this Current Report on Form 8-K]

SCHEDULE 8.17

OWNERSHIP OF CORPORATE STOCK

Bryan S. Foster hereby certifies that he is the sole owner of 100% of the shares of stock in the business known as Manana Entertainment, Inc. d/b/a Jaguar’s Gold Club Dallas possessing both legal and beneficial interests, as of the Effective Date pursuant to the Stock Purchase Agreement entered into between VCG Holding Company and Manana Entertainment, Inc. d/b/a Jaguar’s Gold Club Dallas and Bryan S. Foster dated October 29, 2007 (“Agreement”) and that such Shares, as of the Effective Date, are free and clear of all liens, claims, charges and encumbrances of any kind or nature whatsoever, and at such time the authorization of no other person or entity shall be required in order to consummate the transactions contemplated in this Agreement.

/s/ Bryan S. Foster
Bryan S. Foster

(INITIALED: BF, MO)

SCHEDULE 11.2(e)

OFFICER’S CERTIFICATE

MANANA ENTERTAINMENT, INC.

Officer’s Certificate

Pursuant to the provisions of the Stock Purchase Agreement dated October 29, 2007 (the “Purchase Agreement”), among Manana Entertainment, Inc. d/b/a Jaguar’s Gold Club Dallas and Bryan S. Foster (hereinafter collectively referred to as “Sellers”) and VCG Holding Company (“Purchaser”), and with the understanding that capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the Purchase Agreement, the undersigned hereby certifies that:

1.             I am the duly elected President of Manana Entertainment, Inc. (“Company”), and that, as such, I am authorized to execute this Officer’s Certificate on behalf of the Company.

2.             All of the representations and warranties made by the undersigned, whether made individually or on behalf of the Company, in the Purchase Agreement are true and correct on and as of the Effective Date with the same force and effect as though such representations and warranties as, individually or in the aggregate, do not have a Material Adverse Effect.

3.             Company has performed and complied in all material respects with all covenants and agreements required by the Purchase Agreement to be performed or complied with by it on or prior to the Effective Date.

IN WITNESS WHEREOF, I have hereunto set my hand this the 29th day of October, 2007.

MANANA ENTERTAINMENT, INC.

By:	/s/Bryan S. Foster
Title:	President

(INITIALED: BF, MO)

SCHEDULE 11.2(f)

SECRETARY’S CERTIFICATE

MANANA ENTERTAINMENT, INC.

Secretary’s Certificate

Pursuant to the provisions of that certain Stock Purchase Agreement dated as of October 29, 2007 (the “Purchase Agreement”), by and among Manana Entertainment, Inc. d/b/a Jaguar’s Gold Club Dallas and Bryan S. Foster (hereinafter collectively referred to as “Sellers”) and VCG Holding Company (“Purchaser”), and with the understanding that capitalized terms used herein and not otherwise defined herein shall have the meaning assigned to them in the Purchase Agreement, the undersigned hereby certifies that:

1.             I am the duly elected Secretary of Manana Entertainment, Inc. (the “Company”) and that, as such, I am authorized to execute this Secretary’s Certificate on behalf of the Company.

2.             Attached hereto as Exhibit A is Schedule 4.1(b) which is a true, correct and complete copy of said Schedule, and I hereby certify that Manana, Inc. is validly organized and in good standing and nothing in the Charter of the Company and all Amendments thereto in any manner whatsoever prevent myself or the Company from performing all of its obligations pursuant to the Purchase Agreement referred to hereinabove.

3.             Attached hereto as Exhibit A is Schedule 4.1(b) which is a true, correct and complete copy of said Schedule, and I hereby certify that nothing in the Bylaws of Manana Entertainment, Inc. and all Amendments thereto in any manner whatsoever prevent myself or the Company from performing all of its obligations pursuant to the Purchase Agreement referred to hereinabove.

4.             Attached hereto as Exhibit B is a true, correct and complete copy of the resolution adopted by the officers and shareholder of the Company by unanimous written consent in accordance with applicable law and the Charter of Company, and such resolution has not been amended, modified, rescinded or revoked, and remains in full force and effect on the date hereof.

5.             The individuals named below are duly authorized representatives of the Company, with authority to execute and deliver the Purchase Agreement and other agreements, documents and instruments to be executed and delivered by Company in connection therewith, and the signatures set forth opposite their names are their true and genuine signatures.

(INITIALED: BF, MO)

Name	Position	Signature

Bryan S.Foster	President	/s./ Bryan S. Foster

IN WITNESS WHEREOF, I have hereunto set my hand this 29th day of October, 2007.

/s/ Bryan S. Foster
Secretary

(INITIALED: BF, MO)

EXHIBIT A TO SCHEDULE 11.2(f)

EXCEPTIONS TO STATEMENT ON LOST RECORDS

Bryan S. Foster hereby states and affirms the following as part of the purchase of the Stock Purchase Agreement dated the 29th day of October, 2007, by and among VCG Holding Company and Manana Entertainment, Inc. d/b/a Jaguar’s Gold Club Dallas and Bryan S. Foster (Agreement):

1.             He is the sole owner and Shareholder of all of the Shares of Stock of Manana Entertainment, Inc. (the Business); and

2.             That the Shares, certificates, corporate minute books, stock transfer ledgers, regulations, and seals (if any) of the Business either have been delivered or do not exist any more or are lost; and

3.             Nothing contained in the items set forth in 2 above in any way has or had any effect on his ability and authority to perform all of his and the Business’ obligations, representations, covenants and warranties contained in the Agreement nor does same have any Material Adverse Effect as that term is defined in the Agreement on the Business.

/s/ Bryan S. Foster
Bryan S. Foster

(INITIALED: BF, MO)

EXHIBIT B TO SCHEDULE 11.2(f)

RESOLUTION OF SOLE SHAREHOLDER OF

MANANA ENTERTAINMENT, INC.

D/B/A

JAGUAR’S GOLD CLUB DALLAS

A special meeting of the sole Shareholder of Manana Entertainment, Inc. (the “Company”), notice having been waived by the Shareholder as reflected hereinbelow, was held at the principal office of the Company on the 29th day of October, 2007.

Present was:  Bryan S. Foster.

On motion duly made and carried, it was:

RESOLVED, that Manana Entertainment, Inc. shall be sold to VCH Holding Company, as evidenced by a Letter of Intent entered into between Niko Foster and Rich Richardson, individually and on behalf of Jaguar’s and VCG Holding Corp., for the sale of Manana Entertainment, Inc. to VCG Holding Company, and Bryan S. Foster be and is hereby authorized and empowered herein to (i) negotiate such terms and conditions for this purchase as he deems fit and appropriate; and (ii) to execute and deliver any and all documents in the name of the Company requisite to the sale.

The undersigned waive all required notice and affirm the decisions reached herein.

MANANA ENTERTAINMENT, INC.

/s/ Bryan S. Foster
Bryan S. Foster, Shareholder

(INITIALED: BF, MO)

SCHEDULE 11.2(h)

TWO TITLE POLICIES

We have omitted the Title Policy we deemed it to not be material.

CLOSING STATEMENT

PURCHASER’S STATEMENT

PURCHASER’S STATEMENT

Date: October 29, 2007	GFNo: 0779408229LM

Sale From:	Bryan S. Foster 2171 Manana Dallas, TX 75220	To: VCG Holding Company

Property:	2151 Manana Drive Dallas, TX 2151 Manana Drive Dallas, TX

Purchase Price	$6,520,000.00

Plus: Charges
Escrow Fee to United Title of Texas	$850.00
Non Compete - Dallas Fee	$10,000.00
Leasehold OTP to United Title of Texas	$12,234.00
2007 Property Taxes CAD 00-00060-193-000-1200 to Dallas County
Tax Assessor Col	$8,368.28
2007 Property Taxes CAD# 00-65080-00D-005-0000 to Dallas County
Tax Assessor Col	$27,371.63
Security Deposit	$25,000.00
Total Charges	$83,823.91
Gross Amount Due By Purchaser	$6,603,823.91
Less: Credits
Earnest Money	$150,000.00
Total Credits	$150,000.00
Balance Due by Purchaser	$6,453,823.91

Compliments of United Title of Texas

Purchaser understands the Closing or Escrow Agent has assembled this information representing the transaction from the best information available from other sources and cannot guarantee the accuracy thereof. The lender involved may be furnished a copy of this statement.

Purchaser understands that tax and insurance prorations and reserves were based on figures for the preceding year or supplied by others or estimates for the current year, and in the event of any change for current year, all necessary adjustments must be made between Purchaser and Seller direct.

The undersigned hereby authorizes United Title of Texas to make expenditure and disbursements as shown above and approves same for payment. The undersigned also acknowledges receipt of Loan Funds, if applicable, in the amount shown above and a receipt of a copy of this Statement

United Title of Texas		VCG Holding Corporation, a Colorado Corporation

By	/s/ Linda Miller	/s/ Micheal Ocello
	Linda Miller	BY:	Micheal Ocello, President

2

SELLER’S STATEMENT

SELLER’S STATEMENT

Date: October 29, 2007	GFNo: 0779408229LM

Sale From:	Bryan S. Foster	To: VCG Holding Company
2171 Manana Dallas, TX 75220

Property:	2151 Manana Drive Dallas, TX 2151 Manana Drive Dallas, TX

Sales Price	$6,520,000.00
Reimbursements/Credits
Non Compete - Dallas Fee	$10,000.00
Security Deposit	$25,000.00
Total Reimbursements/Credits	$35,000.00
Gross Amount Due to Seller	$6,555,000.00
Less: Charges and Deductions
Escrow Fee to United Title of Texas	$850.00
Payoff to Kevin Richardson to Kevin Richardson	$5,000.00
Total Charges and Deductions	$5,850.00
Net Amount Due to Seller	$6,549,150.00

Compliments of United Title of Texas

Seller understands the Closing or Escrow Agent has assembled this information representing the transaction from the best information available from other sources and cannot guarantee the accuracy thereof. The lender involved may be furnished a copy of this statement.

Seller understands that tax and insurance prorations and reserves were based on figures for the preceding year or supplied by others or estimates for the current year, and in the event of any change for current year, all necessary adjustments must be made between Purchaser and Seller direct.

The undersigned hereby authorizes United Title of Texas to make expenditure and disbursements as shown above and approves same for payment. The undersigned also acknowledges receipt of Loan Funds, if applicable, in the amount shown above and a receipt of a copy of this Statement.

United Title of Texas

By	/s/ Linda Miller	/s/ Bryan S. Foster
	Linda Miller	Bryan S. Foster

2

ASSIGNMENT OF GROUND LEASE

This ASSIGNMENT OF GROUND LEASE (“Assignment”) is made and entered into effective as of the 29th day of October, 2007, by and between VCG Holding Company, a Colorado corporation (“Assignor”), Manana Entertainment, Inc., a Texas corporation d/b/a Jaguar’s Gold Club Dallas, a Texas corporation (“Assignee”) and Bryan S. Foster (“Landlord”).

R E C I T A L S:

A.            Landlord or its predecessor in interest, and Assignor or its predecessor in interest, have heretofore entered into that certain lease dated October 29, 2007, for premises (the “Premises”) described in Exhibit “A,” located at 2151 Manana Drive, Dallas, Texas (such lease shall hereinafter be referred to collectively as the “Lease”).

B.            Assignor desired to assign all of its right, title and interest in the Lease to Assignee, Assignee desires to accept and assume the same, and Landlord is willing to consent to the proposed Assignment, all on the terms and conditions hereof.

A G R E E M E N T:

NOW THEREFORE, in consideration of the mutual terms and conditions herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.             Assignment.  Assignor hereby TRANSFERS, ASSIGNS, GRANTS AND CONVEYS to Assignee, all of Assignor’s right, title and interest, in, to and under the Lease, including any security deposit or prepaid rent thereunder.  Notwithstanding the foregoing, Assignor reserves the right to receive any funds or overpayments from Landlord relating to the period prior to the Effective Date hereof.  Assignor hereby agrees to remain liable for and as guarantor of all obligations of tenant under the Lease both before and after the Effective Date of this Assignment, through the principal and any extended term.  Assignor will not be released from any liability by further assignment or subletting, whether or not Assignor has received notice or has consented to the same.  Landlord will have all remedies against Assignor as are provided in the Lease in the same manner as if this Assignment had not been made.  The exercise by Landlord of any remedy against Assignee will not preclude Landlord from the exercise of the same or other remedies against Assignor at the same or different times.

2.             Acceptance.  Assignee hereby accepts the Assignment granted herein, and assumes and agrees to make all payments and to perform all other obligations of Assignor as the tenant under the Lease accruing from and after the Effective Date of this Agreement.  The exercise by Landlord of any remedy against Assignor will not preclude Landlord from the exercise of the same or other remedies against Assignee at the same or different times.  In recognition that Landlord must continue to have all remedies

(INITIALED: BF, MO)

otherwise available to Landlord for defaults under the Lease, including the right to apply any security deposit, terminate the Lease and/or recover possession, regardless of whether Assignor or Assignee committed such defaults, Assignee’s liability hereunder will in no way be limited to those matters arising after the Effective Date, but will extend to any and all obligations under the

Lease arising prior to the Effective Date, as well as the performance of all obligations arising thereafter.

3.             Effective Date.  The effective date of this Assignment is October 29, 2007 (“Effective Date”).  As between Assignor and Assignee, All obligations under the Lease arising, accruing or relating to the period before the Effective Date are allocated to Assignor and all obligations arising, accruing or relating to the period thereafter shall be allocated to Assignee.  If the Effective Date occurs other than at the end of any period for which rentals or other charges under the Lease accrue or are due, than such rentals or other charges will be prorated between Assignor and Assignee on a per diem basis.

4.             Representations; Indemnity.  As between Assignor and Assignee, without in any way affecting, limiting or waiving any rights of Landlord against either Assignor or Assignee under the Lease, Assignor represents, warranty and covenants with Assignee that as of the Effective Date: (i) the Lease is in full force and effect; (ii) all sums due and payable under the Lease as of the Effective Date have been paid in full; (iii) any amounts that become payable after the Effective Date relating to the period prior to the Effective Date must be paid by Assignor promptly; (iv) the Lease has been previously assigned, subleased, extended, modified, or amended, except as noted in this Assignment; (v) Assignor is not in default under any of its obligations under the Lease; and (v) a true and correct copy of the Lease (including any amendments, prior assignments, subleases, or extensions thereto) is attached hereto as Exhibit “B”.  Assignor further represents and warrants to both Assignee and Landlord that Landlord is not in default under any of the terms and provisions of the Lease.  Landlord and Assignor warrant and represent to Assignee that the Lease attached hereto as Exhibit “B” is a true, correct and complete copy of the Lease and all amendments thereto.  ASSIGNOR AGREES TO INDEMNIFY, DEFEND AND HOLD HARMLESS ASSIGNEE FROM AND AGAINST ANY AND ALL LIABILITY, COSTS OR DAMAGES ARISING WITH RESPECT TO ANY BREACH OF THE FOREGOING, REPRESENTATIONS, WARRANTIES OR COVENANTS.  ASSIGNEE AGREES TO INDMNIFY, DEFEND AND HOLD HARMLESS ASSIGNOR FROM AND AGAINST ANY LIABILITY, COSTS OR DAMAGES ARISING WITH RESPECT OT ANY BREACH OF THE LEASE AFTER THE EFFECTIVE DATE.

5.             Landlord’s Consent.  Landlord hereby consents to this Assignment upon the terms and conditions set forth herein.  The failure or delay of Landlord in seeking to enforce any provisions of the Lease or this Assignment should not be deemed a waiver of rights or remedies that Landlord may have, or a waiver of any subsequent breach of the terms and provisions therein or herein contained.

(INITIALED: BF, MO)

6.              Notices.  Any notice given to party hereto must be given in the manner required under the Lease.  The addresses set forth below supercede any addresses for notices sent forth in the Lease.

If to VCG Corporation:

c/o Troy Lowry

390 Union Blvd., Suite 540

Lakewood, CO 80228

Copy to:

Michael Ocello

1401 Mississippi Ave., Suite 10

Sauget, IL 62201

Copy to:

Martin A. Grusin

The Law Offices of Martin A. Grusin P.C.

780 Ridge Lake Blvd., Suite 202

Memphis, TN 38120

If to Landlord

Bryan S. Foster

2171 Manana Drive

Dallas, TX 75220

Copy to:

Kevin Richardson

6716 Valley View Lane

Sachse, TX 75048

With additional copy to:

Art Selander, Esq.

Quilling, Selander, Cummiskey & Lownds, P.C

2001 Bryan Tower, Ste. 1800

Dallas, TX 75201

7.             Successors.  Except as herein otherwise provided, this Assignment will be binding upon and insure to the benefit of the parties, and their respective heirs, executors, administrators, successors and assigns.

8.             Counterparts.  This Assignment may be executed in multiple counterparts, each of which once executed, will be an original and fully-binding on the parties so executing; and all such counterparts together constitute one and the same agreement.

(INITIALED: BF, MO)

9.             Binding Offer.  This Assignment will not be binding until executed and delivered by all three parties.

IN WITNESS WHEREOF, the parties have executed this Assignment as of the date first written above.

ASSIGNOR: VCG HOLDING COMPANY

BY:	/s/ Micheal L. Ocello
ITS:	President

ASSIGNEE: MANANA ENTERTAINMENT,
INC.

BY:	/s/ Bryan S. Foster
ITS:	President

LANDLORD: BRYAN S. FOSTER

/s/ Bryan S. Foster
BRYAN S. FOSTER

Exhibit “A”

Ground Lease Agreement

[See Exhibit 10.7 to this Current Report on Form 8-K]